UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Cheniere Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Reg. §240.14a-101.

SEC 1913 (3-99)

CHENIERE ENERGY, INC.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

713/659-1361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 23, 2006

Notice is hereby given that the annual meeting of stockholders of Cheniere Energy, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 23, 2006, at 9:00 a.m., in the Crystal Ballroom at the Post Rice Lofts, 909 Texas Avenue, Houston, Texas, for the following purposes:

1.	To elect two Class II directors to serve until the 2009 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To consider and act upon a proposal to amend the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan to increase the number of shares of Company common stock available for issuance under the plan from 8,000,000 shares to 11,000,000 shares;

3.	To ratify the Audit Committee’s appointment of UHY Mann Frankfort Stein & Lipp CPAs, LLP as independent accountants for the Company for the fiscal year ending December 31, 2006; and

4.	To consider and act upon such other business as may properly be presented at the meeting or any adjournment thereof.

A record of stockholders has been taken as of the close of business on March 27, 2006, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof. All stockholders of the Company are invited to attend the meeting. To attend the annual meeting in person, please follow the instructions beginning on page 1 of the enclosed Proxy Statement. The Board of Directors, however, requests that you promptly sign, date and mail the enclosed proxy, even if you plan to be present at the meeting. If you attend the meeting, you can either vote in person or by your proxy. Please return your proxy in the enclosed, postage-paid envelope.

By order of the Board of Directors,

Don A. Turkleson
Secretary

April 13, 2006

CHENIERE ENERGY, INC.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

713/659-1361

PROXY STATEMENT

This Proxy Statement and the enclosed proxy are being mailed to stockholders of Cheniere Energy, Inc., a Delaware corporation (the “Company”), commencing on or about April 13, 2006. The Company’s Board of Directors is soliciting proxies to be voted at the Company’s annual meeting of stockholders to be held in Houston, Texas on Tuesday, May 23, 2006 and at any adjournment thereof, for the purposes set forth in the accompanying notice.

The shares covered by a proxy, if such is properly executed and received prior to the meeting, will be voted in accordance with the directions specified thereon regarding election of directors, approval of the amendment to the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan (the “2003 Plan”) and ratification of the Audit Committee’s appointment of UHY Mann Frankfort Stein & Lipp CPAs, LLP as the Company’s independent accountants, and with respect to any other matters which may properly come before the meeting, in accordance with the judgment of the persons designated as proxies. A proxy may be revoked at any time before it is exercised by giving written notice to, or filing a duly executed proxy bearing a later date with, the Secretary of the Company, or by voting in person at the meeting.

Management expects that the only matters to be presented for action at the meeting will be the election of Class II directors, approval of the amendment to the 2003 Plan and ratification of UHY Mann Frankfort Stein & Lipp CPAs, LLP as the Company’s independent accountants.

At the close of business on March 27, 2006, the record date for determining the stockholders entitled to notice of and to vote at the meeting (the “Record Date”), there were outstanding and entitled to vote 54,768,837 shares of the Company’s Common Stock, par value $.003 per share (“Common Stock”). Each share of Common Stock entitles the holder to one vote on all matters presented at the meeting.

The Company’s directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. The Company will pay the expenses of soliciting proxies, although the Company will not pay additional compensation to these individuals for soliciting proxies. The Company will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. The Company will reimburse these banks, brokers and other nominees for their related reasonable expenses. In addition, the Company has hired The Altman Group to assist in the solicitation of proxies, if necessary. The Altman Group may solicit proxies by telephone or in person. The Company anticipates paying The Altman Group a fee of $6,000, plus expenses, for providing such services.

INSTRUCTIONS ON ATTENDING THE MEETING IN PERSON

    ADMISSION:

Only stockholders or their proxy holders and the Company’s guests may attend the meeting. Each stockholder who attends must have an admission ticket and may be asked to present a valid government-issued picture identification, such as a driver’s license, before being admitted to the meeting. It is recommended that you request an admission ticket in advance of the meeting by sending a written request with proof of ownership, as of the Record Date to:

Cheniere Energy, Inc.

Attention: Investor Relations

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Shareholders who wish to attend the meeting, but do not obtain an admission ticket in advance are asked to arrive early, present verification of ownership as of the Record Date and present a valid government-issued picture identification at the admissions desk.

    PROOF OF OWNERSHIP:

If your shares are held in the name of your broker, bank or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on the Record Date. If your shares are registered in your name, we will be able to verify this at the admissions desk upon your arrival at the meeting.

    OTHER:

If you have any questions about attending the meeting in person, please call Shelly Heckethorn, Investor Relations Assistant, at 713/265-0224.

For safety and security reasons, no cameras, audio or video recording equipment, large bags, briefcases or packages will be permitted in the meeting.

PROPOSAL 1 — ELECTION OF CLASS II DIRECTORS

Directors and Nominees

The Board of Directors is divided into three classes. At the meeting, two nominees are to be elected to the Company’s Board of Directors to serve as Class II directors: Nuno Brandolini and Paul J. Hoenmans. Each director will hold office until his successor is elected and qualified. Unless your proxy specifies otherwise or withholds authority to vote for one or more nominees named thereon and described below, it is intended that the shares represented by your proxy will be voted for the election of these two nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable.

    The Board of Directors recommends a vote FOR the election of the two nominees as Class II directors of the Company, to serve until the 2009 annual meeting of stockholders or until their successors are duly elected and qualified.

The individuals listed below currently serve on the Board of Directors of the Company. Each of the Class II directors is standing for re-election and has consented to serve as a director if re-elected.

Director Nominee	Director Since	Age	Position	Class
Charif Souki	1996	53	Director, Chairman of the Board of Directors and Chief Executive Officer	I
Walter L. Williams	1996	78	Director and Vice Chairman of the Board of Directors	I
Keith F. Carney	2001	49	Director	I
Nuno Brandolini	2000	52	Director	II
Paul J. Hoenmans	2001	73	Director	II
Vicky A. Bailey	2006	53	Director	III
David B. Kilpatrick	2003	56	Director	III
J. Robinson West	2004	59	Director	III

Director Biographies

Charif Souki, a co-founder of the Company, is currently Chairman of the Company’s Board of Directors and Chief Executive Officer. In December 2002, Mr. Souki assumed the positions of President and Chief Executive Officer. He relinquished the title of President in April 2005. From September 1997 until June 1999, he was Co-Chairman of the Board of Directors, and he served as Secretary from July 1996 until September 1997. Mr. Souki has over 20 years of independent investment banking experience in the industry and has specialized in providing financing for promising microcap and small capitalization companies with an emphasis on the oil and gas industry. Mr. Souki received a B.A. from Colgate University and an M.B.A. from Columbia University.

Walter L. Williams has served as Vice Chairman of the Board of Directors since June 1999. He served as President and Chief Executive Officer from September 1997 until June 1999 and as Vice Chairman of the Board of Directors from July 1996 until September 1997. Prior to joining the Company, Mr. Williams spent 32 years as a founder and later Chairman and Chief Executive Officer of Texoil, Inc., a publicly-held Gulf Coast exploration and production company. Prior to that time, he was an independent petroleum consultant. Mr. Williams received a B.S. in petroleum engineering from Texas A&M University and is a Registered Engineer in Louisiana and Texas. He has served as a director and member of the Executive Committee of the Board of the Houston Museum of Natural Science.

Vicky A. Bailey was appointed as a director in 2006. She also was appointed to the Company’s Audit Committee, Compensation Committee and Section 162(m) Compensation Subcommittee at the time of her appointment as a director. Since November 2005, Ms. Bailey has been President of Anderson Stratton International, LLC, a strategic consulting and government relations company in Washington, DC. She was a partner with Johnston & Associates, LLC, a public relations firm in Washington, DC from March 2004 through October 2005. Prior to joining Johnston & Associates, LLC, Ms. Bailey served as Assistant Secretary for the Office of Policy and International Affairs from 2001 through February 2004. From 2000 until May 2001, she was President and a director of PSI Energy, Inc, the Indiana electric utility subsidiary of Cinergy Corp. Prior to that time, Ms. Bailey was a Commissioner on the Federal Energy Regulatory Commission beginning in 1993. Ms. Bailey is currently serving as a director of Equitable Resources, Inc., an integrated energy company. She received a B.S. in industrial management from Purdue University.

Nuno Brandolini is currently a director and a member of the Audit Committee, Compensation Committee and Section 162(m) Compensation Subcommittee. Mr. Brandolini has served as Chairman and Chief Executive Officer of Scorpion Holdings, Inc., a private equity firm, since 1995. Mr. Brandolini is also a founder and principal of Scorpion Capital Partners, L.P., a small business investment company. Prior to forming Scorpion Holdings, Mr. Brandolini served as Managing Director of Rosecliff, Inc., a leveraged buyout fund co-founded by Mr. Brandolini in 1993. Before joining Rosecliff, Mr. Brandolini was a Vice President at Salomon Brothers, Inc. where he was an investment banker involved in mergers and acquisitions in the financial entrepreneurial group. Mr. Brandolini has also worked for Lazard Freres in New York and was President of The Baltheus Group, a merchant banking firm, and Executive Vice President of Logic Capital Corp., a venture capital firm. He currently serves on the board of the following private and public companies: Pac Pizza LLC; LifePoint, Inc.; The Original San Francisco Toymakers; and WalkAbout Computers. Mr. Brandolini received a law degree from the University of Paris and an M.B.A. from the Wharton School.

Keith F. Carney is currently the Lead Director of the Board of Directors, Chairman of the Compensation Committee and a member of the Audit Committee. He currently is engaged in private investments. From October 2001 through December 2005, Mr. Carney was President of Dolomite Advisors, LLC, an investment firm. Mr. Carney served as Executive Vice President of the Company from 1997 through August 2001 and Chief Financial Officer and Treasurer of the Company from July 1996 through November 1997. Prior to joining the Company, Mr. Carney was a securities analyst in the oil and gas exploration/production sector with Smith Barney, Inc. from 1992 to 1996. From 1982 to 1990, he was employed by Shell Oil as an exploration geologist. He received an M.S. in geology from Lehigh University in 1982 and an M.B.A.-Finance from the University of Denver in 1992.

Paul J. Hoenmans is a member of the Audit Committee, Compensation Committee and Section 162(m) Compensation Subcommittee. Mr. Hoenmans retired with over 35 years of senior executive level experience in the oil and gas industry. During that time, he has served Mobil Oil Corporation in various executive capacities, most recently as director and Executive Vice President, with overall responsibility for policy, strategy, performance and stakeholder contact. From 1986 through 1996, he served as the President of Mobil Oil Corporation’s exploration and producing division, with worldwide responsibility for upstream operations. Mr. Hoenmans has held various other positions of senior executive level responsibility with Mobil since 1975, over both upstream and downstream operations worldwide throughout the Americas, Africa, Southeast Asia, the Middle East, Europe and Scandinavia. Mr. Hoenmans has served as a director of Xpronet, Inc., Veba Oel AG and Talisman Energy, Inc. He received a B.S. in civil engineering from the University of British Columbia.

David B. Kilpatrick is currently Chairman of the Audit Committee and a member of the Compensation Committee and Section 162(m) Compensation Subcommittee. Mr. Kilpatrick has over 30 years of executive, management and operating experience in the oil and gas industry. Since 1998, he has been the President of Kilpatrick Energy Group, a consulting firm to oil and gas companies. Mr. Kilpatrick serves as a director on the boards of publicly traded PYR Energy Corporation and privately held Ensyn Petroleum International, Ltd. From 1996 to 1998, Mr. Kilpatrick was the President and Chief Operating Officer for Monterey Resources, Inc., an independent oil and gas company in California. From 1982 to 1996, he held various managerial positions at Santa Fe Energy Resources, an oil and gas production company. Mr. Kilpatrick is currently serving as a director of the California Independent Petroleum Association and the Independent Oil Producers Agency. He received a B.S. in petroleum engineering from the University of Southern California and a B.A. in geology and physics from Whittier College.

J. Robinson West is currently a member of the Audit Committee, Compensation Committee and Section 162(m) Compensation Subcommittee. Mr. West is the founder and Chairman of the Board of PFC Energy, a consulting business covering all aspects of the oil, gas and power business. Prior to founding PFC in 1984, Mr. West served as the Assistant Secretary of the Interior for Policy, Budget and Administration, with responsibility for U.S. offshore oil policy. He is currently Vice Chairman of the Secretary of Energy Advisory Board and a member of the National Petroleum Council and the Council on Foreign Relations, as well as President of the Wyeth Endowment for American Art. Mr. West serves on the board of directors of Key Energy Services, Inc. and Lambert Energy Advisory. He received a B.A. from the University of North Carolina at Chapel Hill and a J.D. from Temple University.

Board and Committee Activity and Structure

The Company’s operations are managed under the broad supervision and direction of the Board of Directors, which has the ultimate responsibility for the establishment and implementation of the Company’s general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain Board functions are discharged by the Board’s standing Audit and Compensation Committees. Members of the Audit and Compensation Committees for a given year are selected by the Board following the annual stockholders’ meeting. During the fiscal year ended December 31, 2005, the Company’s Board of Directors held eight meetings, and, in addition, there were five written consents in lieu of meetings. Each incumbent member of the Board, except for Mr. West, attended or participated in at least 75% of the aggregate number of (i) Board meetings and (ii) committee meetings held by all committees of the Board on which he served during his period of service as a director in the year 2005. Although members of the Board of Directors are not required to attend annual stockholder meetings, they are encouraged to attend such meetings. At the 2005 annual meeting of stockholders, all members of the Board of Directors were present.

Audit Committee

As set forth in the Audit Committee’s written charter, the function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities to stockholders, potential stockholders and the investment community through regular or special meetings with management and the independent accountants on matters relating to:

—	the integrity of the Company’s financial statements,

—	the qualifications, independence and performance of the Company’s independent accountants,

—	the Company’s internal audit function and systems of internal controls over financial reporting and disclosure controls and procedures,

—	the performance of the Company’s audit and accounting processes generally, and

—	compliance by the Company with legal and regulatory requirements.

In carrying out this function, the Audit Committee provides independent and objective oversight of the performance of the Company’s financial reporting process, system of internal controls and legal and regulatory compliance system. The Audit Committee provides for open, ongoing communication among the independent accountants, financial and senior management, compliance officers and the Board concerning the Company’s financial and compliance position and affairs. The Audit Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities and has sole authority to retain special legal, accounting or other consultants to advise the committee and to approve the fees and other retention terms of such consultants. The Audit Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and complying with applicable laws and regulations. A copy of the Audit Committee’s amended and restated charter is attached to this Proxy Statement as Annex A.

The Audit Committee held five meetings during the fiscal year ended December 31, 2005. The Audit Committee’s members at December 31, 2005 were: David B. Kilpatrick, Nuno Brandolini, Keith F. Carney, Paul J. Hoenmans and J. Robinson West. Mr. Kilpatrick served as Chairman of the Audit Committee. Each of the members of the Audit Committee are “independent” as defined by the American Stock Exchange’s listing standards and the Securities and Exchange Commission, and the Board has determined that Mr. Brandolini and Mr. Carney are “audit committee financial experts” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee establishes and reviews periodically the Company’s compensation policy and strategy. The Compensation Committee establishes salary ranges for, and makes recommendations to the Board of Directors with respect to, the compensation of the chief executive officer and other officers of the Company. In addition, the Compensation Committee makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans and oversees the administration of the Cheniere Energy, Inc. Amended and Restated

1997 Stock Option Plan (the “1997 Plan”), and the 2003 Plan. The Compensation Committee reviews and approves any employment agreements, severance arrangements, change-in-control arrangements or special supplemental employee benefits, and any material amendments to the foregoing, applicable to executive officers.

The Compensation Committee held four meetings during 2005, and, in addition, there were two written consents in lieu of meetings. The committee’s members at December 31, 2005 were: Keith F. Carney, Nuno Brandolini, Paul J. Hoenmans, David B. Kilpatrick and J. Robinson West. Mr. Carney served as Chairman of the Compensation Committee. Each of the members of the Compensation Committee is “independent” as defined by the American Stock Exchange listing standards.

In 2005, the Compensation Committee formed a Section 162(m) Compensation Subcommittee to establish, administer and certify attainment of performance goals in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to grant performance-based awards under the 1997 Plan and the 2003 Plan. The Subcommittee held two meetings during 2005, and, in addition, there were three written consents in lieu of meetings. The Subcommittee’s members at December 31, 2005 were Nuno Brandolini, Paul J. Hoenmans, David B. Kilpatrick and J. Robinson West.

Director Nominations

The Company considers suggestions for potential director nominees to the Board of Directors from any source, including current members of the Board of Directors, the Company’s management, advisors to the Company and stockholders of the Company. The Company does not have an official nominating committee and does not have a nominating committee charter. The Company believes that obtaining input from all independent directors in connection with nominations to the Board of Directors enhances the nomination process. The independent directors evaluate potential nominees by reviewing their qualifications, through direct contact and interviews and reviewing such other information as may be deemed relevant. Director nominees are recommended for selection by the Board of Directors by a majority of directors who meet the independence standards of the American Stock Exchange listing standards and the Securities and Exchange Commission. The full Board of Directors then selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual stockholders meeting. The Board of Directors reviews and considers any candidates submitted by a stockholder or stockholder group in the same manner as all other candidates.

Qualifications for consideration as a board nominee vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum criteria for selection of members to serve on the Company’s Board of Directors include the following:

•	highest ethical standards and integrity,

•	willingness to act on and be accountable for Board decisions,

•	high level of education and/or business experience,

•	broad-based business acumen,

•	understanding of the Company’s business and industry,

•	strategic thinking and willingness to share ideas,

•	loyalty and commitment to driving the success of the Company,

•	network of contacts, and

•	diversity of experiences, expertise and backgrounds among members of the Board of Directors.

A stockholder of the Company who is entitled to vote at a meeting of stockholders called for the election of directors may nominate candidates for election to the Board of Directors. Nominations made by a stockholder must be made by giving notice in writing to the Secretary of the Company before the later to occur of (i) 60 days prior to the date of the meeting of stockholders called for the election of directors or (ii) 10 days after the Board of Directors makes public disclosure of the date of such meeting. In no event shall the public disclosure of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice must set forth the following information as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Company that are then beneficially owned by such person, (iv) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors of the Company, and (v) such person’s written consent to being named as a nominee for election as a director and to serve as a director if elected. Such stockholder’s notice must also set forth the following information as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear in the stock records of the Company, (ii) the class and number of shares of capital stock of the Company that are then beneficially owned by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such stockholder, and (iv) any other information required by law or regulation to be provided by a stockholder intending to nominate a person for election as a director of the Company.

Director Compensation

During the fiscal year ended December 31, 2005, directors received no cash remuneration for serving on the Board of Directors of the Company, nor were they compensated for attending Board or committee meetings. From time to time, outside members of the Board of Directors (those who do not serve as executive officers of the Company) are compensated for their services to the Company in cash or through the grant of restricted stock and/or options to purchase Common Stock. In December 2005, each non-employee director was compensated in the amount of $100,000 and the Chairman of the Audit Committee and the Chairman of the Compensation Committee were each awarded an additional $20,000. Compensation was paid in shares of restricted Common Stock based on the closing price of the Common Stock as reported on the American Stock Exchange on December 8, 2005 ($38.50) and discounted by 25% ($28.875). Each non-employee director received 3,463 shares of restricted stock issued for service on the Board of Directors, and the Chairman of the Audit Committee and the Chairman of the Compensation Committee each received an additional 693 shares of restricted stock. The restricted shares vest equally over a three-year period beginning one year after the date of grant.

Code of Conduct and Ethics

The Company’s Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, is available on the Company’s website at www.cheniere.com.

PROPOSAL 2 — APPROVAL OF AMENDMENT TO THE

CHENIERE ENERGY, INC. AMENDED AND RESTATED

2003 STOCK INCENTIVE PLAN

The Company expects a proposal to be presented for action at the meeting to approve an amendment to the 2003 Plan to increase the number of shares of Common Stock available for issuance under the 2003 Plan from 8,000,000 shares to 11,000,000 shares.

The Board of Directors unanimously adopted the 2003 Plan in November 2003, and the stockholders approved the 2003 Plan in January 2004. The stockholders approved an increase in the number of shares of Common Stock available for issuance under the 2003 Plan in February 2005. The 2003 Plan was amended and restated in September 2005. The 2003 Plan is designed to promote the interests of the Company and its stockholders by encouraging employees, consultants and non-employee directors of the Company or its affiliates to acquire or increase their equity interests in the Company, thereby giving them added incentive to work toward the continued growth and success of the Company. A further purpose of the 2003 Plan is to enable the Company and its affiliates to compete better for the services of the individuals needed for the continued growth and success of the Company. Accordingly, the 2003 Plan provides for the following:

•	discretionary grants to employees of the Company or its affiliates of stock options that constitute incentive stock options (“Incentive Stock Options”) as defined in Section 422 of the Code; and

•	discretionary grants to employees, consultants, and non-employee directors of the Company or its affiliates of (a) stock options that do not constitute Incentive Stock Options (“Non-qualified Stock Options”), (b) shares of Common Stock for a cash purchase price not greater than the fair market value of such shares (“Purchased Stock Awards”), (c) the right to receive cash payments, each of up to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of a share of Common Stock on the date the stock appreciation right was granted (“Stock Appreciation Rights”), (d) shares of Common Stock (“Bonus Stock Awards”), (e) the right to receive cash equal to the fair market value of a specified number of shares of Common Stock at the end of a specified deferral period (“Phantom Stock Awards”), (f) shares of Common Stock that are subject to restrictions on disposition and forfeiture to the Company under certain circumstances (“Restricted Stock Awards”), (g) cash and/or stock payments that may be earned based on the satisfaction of various performance measures (“Performance Awards”), and (h) other stock or performance-based awards (“Other Stock or Performance-Based Awards”).

The currently proposed amendment to the 2003 Plan effects an increase in the number of shares of Common Stock available for issuance under the 2003 Plan from 8,000,000 shares to 11,000,000 shares (subject to adjustment for stock dividends, stock splits and certain other changes in capitalization, pursuant to the 2003 Plan). This amendment was adopted by the Board of Directors on April 6, 2006.

The Board of Directors adopted this amendment to ensure that there will be a sufficient reserve of shares to permit further award grants under the 2003 Plan at levels to be determined by the Compensation Committee to existing employees, consultants and non-employee directors and to new employees, the number of which is anticipated to increase significantly during 2006, and consultants. The Company believes that the 2003 Plan can be a valuable compensation component for the Company and can help further the success of the Company by aligning the interests of employees, officers, directors and consultants with those of the Company through ownership of the Company’s stock. The Board of Directors believes that, in the current competitive labor market, stock options and restricted stock may serve to attract, retain and motivate employees, consultants and non-employee directors and to enhance their incentive to perform at the highest level and contribute significantly to the Company’s success.

As of December 31, 2005, there were 2,664,201 shares of Common Stock available for issuance under the 2003 Plan. An aggregate of 4,037,088 stock options were outstanding on December 31, 2005. Based on 54,768,837 shares of Common Stock issued and outstanding as of March 27, 2006, the shares subject to existing stock options, the shares currently available for issuance under the 2003 Plan and the 3,000,000 additional shares being requested for issuance under the 2003 Plan pursuant to the amendment, approximately 15% of the Company’s outstanding shares would be available for issuance under the 2003 Plan.

Below is a summary of the terms of the 2003 Plan which is qualified in its entirety by reference to the full text of the 2003 Plan, which may be obtained, at no cost, from the Company. Approval of the amendment to the 2003 Plan requires the affirmative vote of the holders of a majority of the shares entitled to vote on such matter at the meeting.

Administration

The 2003 Plan is administered by the Compensation Committee or, if none, the Board of Directors. With respect to any award intended to be “performance-based compensation” (as described in Section 162(m) of the Code) that is granted to the Chief Executive Officer or any of the other four highest paid officers of the Company, the Section 162(m) Compensation Subcommittee, which is comprised solely of two or more non-employee directors who also qualify as “outside directors” (as described under Section 162(m) of the Code) makes performance-based award decisions (such Committee or the Compensation Committee, as applicable, the “Committee”).

The Committee has full authority, subject to the terms of the 2003 Plan, to establish rules that it deems relevant for the proper administration of the 2003 Plan, to select the employees, consultants and non-employee directors to whom awards are granted, and to set the type and size of awards that are made and the other terms of the awards. When granting awards, the Committee may consider any factors that it deems relevant.

Eligibility

All employees, consultants, and non-employee directors of the Company and its affiliates are eligible to participate in the 2003 Plan. The selection of those employees, consultants, and non-employee directors, from among those eligible, who will receive Incentive Stock Options, Non-qualified Stock Options, Purchased Stock Awards, Stock Appreciation Rights, Bonus Stock Awards, Phantom Stock Awards, Restricted Stock Awards, Performance Awards, Other Stock or Performance-Based Awards, or any combination thereof is within the discretion of the Committee. However, Incentive Stock Options may be granted only to employees of the Company or its affiliates. As of March 31, 2006, there were 142 employees, approximately 15 consultants and six non-employee directors eligible to participate in the 2003 Plan.

Term of 2003 Plan

The 2003 Plan became effective on January 29, 2004. If not sooner terminated, the 2003 Plan will terminate after the tenth anniversary of the effective date, and no further awards may be granted thereafter. The Board of Directors, in its discretion, may terminate the 2003 Plan at any time with respect to any shares of Common Stock for which awards have not theretofore been granted.

Term of Awards

The term of any option, Stock Appreciation Right, Phantom Stock Award or Restricted Stock Award may not exceed a period of ten years.

Stock Options

a. Term of Option. The term of each option is as specified by the Committee at the date of grant but cannot exceed ten years.

b. Acceleration of Vesting. Unless the award provides otherwise, options vest upon termination by the Company without cause or by the participant with good reason, termination for any reason within one year of a change of control, termination upon death or disability or such other events as the Committee determines.

c. Exercise Price. The exercise price is determined by the Committee and can be no less than the fair market value of the shares on the date that the option is granted.

d. Special Rules for Certain Stockholders. If an Incentive Stock Option is granted to an employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option cannot exceed five years, and the exercise price must be at least 110% of the fair market value of the shares on the date that the option is granted.

e. Size of Grant. Subject to the aggregate maximum number of shares available to be granted under the 2003 Plan, the number of shares for which an option is granted to an employee, consultant or non-employee director is determined by the Committee. The Committee may adjust the number and kind of shares for which an option is granted to reflect certain corporate transactions and changes in capitalization.

f. Status of Options. The status of each option granted to an employee as either an Incentive Stock Option or a Non-qualified Stock Option is designated by the Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares are Non-qualified Stock Options. All options granted to consultants and non-employee directors are Non-qualified Stock Options.

g. Payment. The Committee may determine the method by which the option price may be paid upon exercise, including in cash, check, other shares of Common Stock or options to purchase Common Stock owned by the optionee. The 2003 Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option.

h. Amendment. The Committee may amend an exercisable option with the consent of the optionee. As to options not immediately exercisable, the committee may accelerate the terms at which such options may be exercised. The Committee may also grant new options in exchange for outstanding options having a lower exercise price than the surrendered options.

i. Transferability. An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative. A Non-qualified Stock Option is not transferable other than by will or the laws of descent and distribution, pursuant to a domestic relations order, or with the consent of the Committee.

j. Reload Options. In the discretion of the Committee, a Non-qualified Stock Option may include a right which entitles the participant, upon (i) the exercise of such option prior to termination of employment or service and (ii) payment of the exercise price in shares of Common Stock owned for at least six months, to receive a new Non-qualified Stock Option called a “Reload Option” to purchase shares of Common Stock equal to the number of whole shares delivered in payment of the exercise price at the fair market value per share of Common Stock on the date of exercise of the original Non-qualified Stock Option.

k. Limitations on Exercise. No Incentive Stock Option may be exercised more than (i) three months after the optionee ceases to be an employee for any reason other than death or disability or (ii) one year after the optionee ceases to be an employee due to death or disability. No Non-qualified Stock Option may be exercised more than (i) six months after the optionee ceases to be an employee for any reason other than death or disability or (ii) one year after the optionee ceases to be an employee due to death or disability.

l. Other Terms and Conditions. The Committee may establish other terms and conditions of the grant of Non-qualified Stock Options and Incentive Stock Options under the 2003 Plan.

Purchased Stock Awards

a. Eligible Persons. The Committee has authority to sell shares of Common Stock to such employees, consultants and non-employee directors as it selects.

b. Purchase Price. The purchase price per share is determined by the Committee, but cannot exceed the fair market value per share at the time of purchase. The purchase price is to be paid in cash.

c. Other Terms and Conditions. The Committee may establish other terms and conditions of the grant of Purchased Stock Awards under the 2003 Plan.

Stock Appreciation Rights

a. Rights Related to Options. A Stock Appreciation Right granted in connection with an option entitles the participant to surrender all or part of the option for a cash payment at such time and to the extent such option is exercisable. Any such Stock Appreciation Right is transferable only to the extent the related option is transferable.

b. Rights Without Options. A Stock Appreciation Right granted independently of an option is exercisable as determined by the Committee and set forth in the applicable award agreement.

c. Terms. The Committee determines at the date of grant the times at which and the circumstances under which a Stock Appreciation Right may be exercised (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether the Stock Appreciation Right is in combination with another award, and any other terms and conditions of any Stock Appreciation Right.

d. Other Terms and Conditions. The Committee may establish other terms and conditions of the grant of Stock Appreciation Rights under the 2003 Plan.

Bonus Stock Awards

The Committee may grant shares of Common Stock to employees, consultants and non-employee directors on terms and conditions established by the Committee, which grant shall constitute a transfer of unrestricted shares of Common Stock to such recipients without payment.

Phantom Stock Awards

a. Restrictions and Forfeiture. Phantom Stock Awards under the 2003 Plan are subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose. A Phantom Stock Award terminates if the recipient’s employment with or service to the Company terminates during the applicable deferral period, except as otherwise determined by the Committee or set forth in any agreement pertaining to a Phantom Stock Award.

b. Performance Goals. If the Committee determines a Phantom Stock Award constitutes performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the award shall, in the Committee’s discretion, be subject to the achievement of performance goals.

c. Other Terms and Conditions. The Committee may establish other terms and conditions of the grant of Phantom Stock Awards under the 2003 Plan.

Restricted Stock Awards

a. Transfer Restrictions and Forfeiture Obligations. Restricted Stock Awards are subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to the Company as may be determined in the discretion of the Committee. Prior to the lapse of such restrictions, the participant may not transfer such shares. The Company may purchase or recover such shares for the amount of cash paid therefore, if any, if (i) the participant terminates his or her employment with or service to the Company prior to the lapse of such restrictions, subject to accelerated vesting or (ii) the Restricted Stock Award is forfeited by the participant pursuant to the terms of the award. Upon the issuance of shares of Common Stock pursuant to a Restricted Stock Award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all of the rights of a stockholder of the Company with respect to such shares, including the right to vote such shares and to receive all dividends or other distributions paid with respect to such shares.

b. Accelerated Vesting. Unless the award provides otherwise, any unvested shares of a Restricted Stock Award vest if the participant’s employment with or service to the Company is terminated without cause by the Company, the participant terminates his or her employment with or service to the Company for good reason or the principal is terminated for any reason within one year of a change of control or due to death or disability.

c. Other Terms and Conditions. The Committee may establish other terms and conditions of the grant of Restricted Stock Awards under the 2003 Plan.

Performance Awards

a. Performance Period. The Committee may grant Performance Awards under the 2003 Plan that may be paid in Common Stock, cash or a combination thereof as determined by the Committee. Performance Awards are granted based on performance criteria measured over a period of not less than one year and not more than three years.

b. Performance Measures. The Committee uses one or more of the following business criteria in establishing performance goals for Performance Awards with respect to the Company, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company:

•	earnings per share;

•	increase in revenues;

•	increase in cash flow;

•	increase in cash flow return;

•	return on net assets;

•	return on assets;

•	return on investment;

•	return on equity;

•	economic value added;

•	gross margin;

•	net income;

•	pretax earnings;

•	pretax earnings before interest, depreciation and amortization;

•	pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items;

•	operating income;

•	total stockholder return;

•	debt reduction; or

•	any of the above goals determined on an absolute or relative basis as compared to the performance of a published or special index deemed applicable by the Committee.

c. Payment. Following the end of the performance period, the Committee determines and certifies in writing the amount payable to the holder of the Performance Award based on the achievement of the performance measures for such performance period. Payments are made in cash. The Committee may exercise its discretion to increase amounts payable under any Performance Award except for awards designed to comply with Section 162(m) of the Code.

d. Performance Awards Under Section 162(m) of the Code. Performance Awards granted to persons designated by the Committee as likely to be “Covered Employees” (within the meaning of Section 162(m) of the Code) constitute “performance-based compensation” within the meaning of Section 162(m) of the Code, and the terms of such awards are to be interpreted consistently with Section 162(m).

e. Other Terms and Conditions. The Committee may establish other terms and conditions for Performance Awards under the 2003 Plan.

Other Stock or Performance-Based Awards

a. General. The Committee may grant to employees, consultants and non-employee directors Other Stock or Performance-Based Awards which consist of a right denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or cash.

b. Other Terms and Conditions. The Committee establishes the terms and conditions of any Other Stock or Performance-Based Awards under the 2003 Plan.

Amendments

The Board of Directors may amend, suspend or terminate the 2003 Plan; however, any change that would terminate an award or impair the rights of a participant in any material respect with respect to an award previously granted requires the participant’s consent. Furthermore, any amendment which would constitute a “material revision” of the 2003 Plan (as that term is used in the rules of the American Stock Exchange) is subject to stockholder approval.

Federal Income Tax Aspects of the 2003 Plan

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the 2003 Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees, consultants or directors. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Incentive Stock Options. Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant of an Incentive Stock Option. The optionee would recognize no taxable income upon exercise of an Incentive Stock Option if the optionee (a) does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date that the option was granted or within the one-year period beginning on the date that the option was exercised (collectively, the “holding period”) and (b) is an employee of the Company or any of its subsidiaries. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in the income of the optionee will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the Incentive Stock Option or the disposition of the shares so acquired. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as ordinary income is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Non-qualified Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a Non-qualified Stock Option such as those under the 2003 Plan (whether or not including a Stock Appreciation Right), and the Company is not

entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-qualified Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a Stock Appreciation Right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Non-qualified Stock Option or a Stock Appreciation Right, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a Non-qualified Stock Option or a Stock Appreciation Right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a Stock Appreciation Right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company’s tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Non-qualified Stock Option or Stock Appreciation Right.

Restricted Stock Awards. The recipient of a Restricted Stock Award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Common Stock at such time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock Award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by the Company. Notwithstanding the foregoing, the holder of a Restricted Stock Award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock Award based on the fair market value of the shares of Common Stock on the date of the award, in which case (a) subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock Award and is irrevocable.

Performance Awards, Phantom Stock Awards and Other Stock or Performance-Based Awards. An individual who has been granted a Performance Award, Phantom Stock Award or Other Stock or Performance-Based Award generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Whether a Performance Award, Phantom Stock Award or Other Stock or Performance-Based Award is paid in cash or shares of Common Stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, the Company will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Common Stock either at the time the Performance Award, Phantom Stock Award or Other Stock or Performance-Based Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award, Phantom Stock Award, or Other Stock or Performance-Based Award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Section 162(m) of the Code as discussed below, deductible as such by the Company.

Bonus Stock Awards. In general, a participant who receives a Bonus Stock Award will be taxed on the fair market value of the shares of Common Stock on the date the shares are issued to the individual. The Company will be entitled to a deduction for a corresponding amount.

Purchased Stock Awards. In general, a participant who is given the right to purchase stock at a discount to fair market value does not recognize taxable income and the corporation is not entitled to a deduction until such right is exercised. If and when stock is purchased by a participant at less than its fair market value at the date of purchase, the participant recognizes income and the corporation receives a deduction for the amount of the difference.

Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, the Company’s ability to deduct compensation expense generated in connection with the exercise of stock options granted by the Committee under the 2003 Plan should not be limited by Section 162(m) of the Code. Furthermore, the Company believes that compensation expense generated in connection with Performance Awards granted by the Committee under the 2003 Plan should not be limited by Section 162(m) of the Code. The 2003 Plan has been designed to provide flexibility with respect to whether Restricted Stock Awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a Restricted Stock Award granted by the Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2003 Plan, then the Company believes that the compensation expense deduction relating to such an award should not be limited by Section 162(m) of the Code if the Restricted Stock Award becomes vested. However, compensation expense deductions relating to Restricted Stock Awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the Restricted Stock Award becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control or vesting based upon continued service with the Company). Compensation income generated in connection with Phantom Stock Awards under the 2003 Plan will be subject to the Section 162(m) deduction limitation. Furthermore, the income generated in connection with all awards granted under the 2003 Plan by the Chief Executive Officer and/or the President of the Company will not qualify as performance-based compensation and, accordingly, the Company’s deduction for such compensation may be limited by Section 162(m) of the Code.

The 2003 Plan is not qualified under Section 401(a) of the Code.

Section 409A of the Internal Revenue Code

Some awards issued under the 2003 Plan may be considered non-qualified deferred compensation that is subject to special rules under Section 409A of the Code. In such event, the Committee will generally design and administer such award to comply with the rules of Section 409A; however, there is no commitment or guarantee that any federal, state, or local tax treatment will apply or be available to any person who participates in the 2003 Plan.

Inapplicability of ERISA

Based upon current law and published interpretations, the Company does not believe that the 2003 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Recommendation of the Company’s Board

The Board of Directors unanimously approved the amendment to the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan and has determined that such amendment is advisable and in the best interests of the Company and the Company’s stockholders. The Board of Directors recommends a vote FOR approval of the amendment to the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan.

PROPOSAL 3 — RATIFICATION OF UHY MANN FRANKFORT

STEIN & LIPP CPAs, LLP AS INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed the independent registered public accounting firm of UHY Mann Frankfort Stein & Lipp CPAs, LLP (“UHY”) to serve as the Company’s independent accountants for the fiscal year ending December 31, 2006. UHY has served as the Company’s independent accountants since November 2002 and has audited the financial statements of the Company for the fiscal years ended December 31, 2003, 2004 and 2005.

The Company anticipates that representatives of UHY will participate in the annual meeting of stockholders, may make a statement if they desire to do so, and will be available to respond to appropriate questions concerning the Company’s financial statements.

The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s appointment of UHY Mann Frankfort Stein & Lipp CPAs, LLP as independent accountants.

MANAGEMENT

Executive Officers

The following table sets forth the names, ages and positions of each executive officer of the Company, all of whom serve at the request of the Board of Directors and are subject to annual appointment by the Board:

Name	Age	Position
Charif Souki	53	Chairman and Chief Executive Officer

Walter L. Williams	78	Vice Chairman

Stanley C. Horton	56	President and Chief Operating Officer

Jonathan S. Gross	47	Senior Vice President – Exploration

Zurab S. Kobiashvili	63	Senior Vice President and General Counsel

Keith M. Meyer	48	Senior Vice President – LNG

Don A. Turkleson	51	Senior Vice President, Chief Financial Officer and Secretary

Charif Souki, a co-founder of the Company, is currently Chairman of the Board of Directors and Chief Executive Officer. Further information regarding Mr. Souki is provided above under “Director Biographies.”

Walter L. Williams is currently Vice Chairman of the Board of Directors. Further information regarding Mr. Williams is provided above under “Director Biographies.”

Stanley C. Horton is currently President and Chief Operating Officer. Mr. Horton has over 30 years of experience in the natural gas and energy industry. From November 2004 to April 2005, when he joined the Company, Mr. Horton served as President and Chief Operating Officer of Panhandle Energy, an owner and operator of 18,000 miles of interstate pipelines and the Lake Charles LNG receiving terminal. From June 2003 until November 2004 he was President and Chief Executive Officer of CrossCountry Energy, which holds interests in and operates natural gas pipeline businesses. From 1997 to June 2003, Mr. Horton was Chairman and Chief Executive Officer of Enron Transportation Services which had responsibility for all of Enron’s North American interstate natural gas pipeline and transmission line companies. Mr. Horton currently serves on the Board of Directors for the Interstate Natural Gas Association of America and was its Chairman in 2001. He also has chaired the Gas Industry Standards Board (2000) and the Natural Gas Council (2002). He previously served on the Board of Directors of Portland General Electric, an electric utility, and the Board of Directors of Elektro Eletricidade e Serviços S.A., a local electricity distribution company in Sao Paulo, Brazil. Mr. Horton received a B.S. in finance from the University of Florida and a M.S. from Rollins College.

Jonathan S. Gross has served as Senior Vice President—Exploration since May 2004. Prior to that time, he was Vice President—Exploration from October 2000. He served as Technology Manager from June 1999 through October 2000. Mr. Gross began his career in 1981 with Amoco Production Company as an exploration geophysicist. While at Amoco, he held senior technical positions in both domestic and international basins. In 1998, he joined Zydeco Energy, Inc., where he served as economist, exploration risk specialist and project manager. Mr. Gross received a B.A. in geology from the University of Chicago, and he is a member of the American Association of Petroleum Geologists, the Society of Exploration Geophysicists and the Houston Geological Society.

Zurab S. Kobiashvili joined the Company in 2004 as Senior Vice President and General Counsel. Prior to joining the Company, he was with Apache Corporation since 1994, initially as Vice President and General Counsel and most recently as Senior Vice President and General Counsel. Prior to Apache, he served as an officer and General Counsel of a number of public and private companies. He began his legal career with a New York City-based law firm and holds a B.S. from Brown University and a J.D. from the University of Virginia.

Keith M. Meyer has served as Senior Vice President—LNG since May 2004. Prior to that time, he was Vice President—LNG from June 2003. He also serves as President of Cheniere LNG, Inc., a wholly-owned subsidiary of the Company, a position he has held since June 2003. From 2000 to 2003, Mr. Meyer was Vice President of Business Development, LNG and Supply for CMS Panhandle Companies, an interstate natural gas transmission system wholly-owned by CMS Energy and owner of Trunkline LNG, an LNG import terminal in Lake Charles, Louisiana. In that capacity, he oversaw all commercial aspects of Trunkline LNG’s activities. Mr. Meyer also served as Executive Director of CMS Energy’s international gas transmission activities. Prior to joining CMS in 1990, Mr. Meyer was with ANR Pipeline Company for 10 years in strategic planning and project development activities, serving also as Vice President of Marketing for the Empire State Pipeline in New York. He received a B.S. in finance from Wayne State University and an M.B.A. from Rice University.

Don A. Turkleson is currently Senior Vice President, Chief Financial Officer and Secretary. He became a Senior Vice President in May 2004 and relinquished the position of Treasurer in December 2004. He had served as Vice President, Chief Financial Officer, Secretary and Treasurer since December 1997. Prior to joining the Company in 1997, Mr. Turkleson was employed by PetroCorp Incorporated from 1983 to 1996, as Controller until 1986, then as Vice President—Finance, Secretary and Treasurer. From 1975 to 1983, he worked as a Certified Public Accountant in the natural resources division of Arthur Andersen & Co. in Houston. Mr. Turkleson received a B.S. in accounting from Louisiana State University. He is a director and past Chairman of the Board of Neighborhood Centers, Inc., a nonprofit organization.

Executive Compensation

The following table reflects all compensation received by the chief executive officer and by each of the four other most highly compensated executive officers of the Company during the years ended December 31, 2005, 2004 and 2003 (collectively, the “Named Executives”).

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus(1)		Restricted Stock Awards(2)		Securities Underlying Options/ SAR	All Other Compensation(3)
Charif Souki Chairman and Chief Executive Officer	2005 2004 2003	$ $ $	450,000 240,000 240,000	$ $ $	675,000 675,000 620,010	$ $ $	899,987 849,262 999,990	900,000 — 250,000	— — —

Walter L. Williams Vice Chairman	2005 2004 2003	$ $ $	240,000 150,000 150,000	$ $ $	240,000 240,000 275,010	$ $ $	320,007 301,948 399,990	— — —	$10,800 — —

Stanley C. Horton(4) President and Chief Operating Officer	2005		$282,051		$350,000		$466,661	600,000	$7,933

Keith M. Meyer Senior Vice President—LNG	2005 2004 2003	$ $ $	240,000 180,000 99,577	$ $ $	240,000 240,000 240,000	$ $ $	320,007 301,948 300,000	200,000 — 250,000	$10,494 — —

Don A. Turkleson Senior Vice President, Chief Financial Officer and Secretary	2005 2004 2003	$ $ $	240,000 150,000 150,000	$ $ $	240,000 360,000 225,000	$ $ $	320,007 301,948 300,000	200,000 — —	$10,800 — —

(1)	The dollar amounts reported for 2005 and 2004 in this column reflects the cash portion of bonuses earned by the Named Executive. The dollar amount reported for 2003 in this column reflects the cash portion of bonuses earned and the dollar value of bonus shares that were vested at the time of grant; Messrs. Souki, Williams, Turkleson and Meyer were granted vested bonus shares of 33,334, 13,334, 10,000 and 10,000, respectively, for 2003.

(2)	The dollar values for 2003, 2004 and 2005 were determined by using the closing market price per share as reported on the American Stock Exchange on the date of grant. The aggregate number and value of unvested restricted shares held by each of the Named Executives as of December 31, 2005 are set forth below. With respect to the restricted stock awarded for 2003, one-third vested as of the date of grant and one-third vested on each of the first and second anniversaries of the date of grant. Restricted stock granted for 2004 and 2005 vests one-third on each of the first, second and third anniversaries of the date of grant. The January 3, 2006 grants related to 2005 performance are included in the Compensation Table but are not included in the aggregate number of unvested restricted shares reported below.

Named Executive	Aggregate Number of Unvested Restricted Shares	Aggregate Value of Unvested Restricted Shares
Charif Souki	93,723	$3,448,370
Walter L. Williams	36,286	$1,350,565
Don A. Turkleson	29,620	$1,102,456
Keith M. Meyer	29,620	$1,102,456

(3)	The Company adopted a 401(k) Plan in 2005 for all employees. The Company matches up to the lower of 6% of an employee’s salary and bonus or the maximum amount permitted under the Code.

(4)	Effective April 18, 2005, Mr. Horton was employed by the Company as President and Chief Operating Officer.

Option/SAR Grants in Last Fiscal Year

Stock options granted to Named Executives during the year ended December 31, 2005 are summarized in the following table:

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Period	Exercise or Base Price Per Share	Expiration Date

					5%	10%
Charif Souki	400,000	11.6%	$36.25	2015	$9,118,972	$23,109,266
	400,000	11.6%	$60.00	2015	$0	$13,609,266
	100,000	2.9%	$90.00	2015	$0	$402,316
Stanley C. Horton	600,000	17.4%	$29.25	2015	$11,037,101	$27,970,180
Keith M. Meyer	200,000	5.8%	$36.25	2015	$4,559,486	$11,554,633
Don A. Turkleson	200,000	5.8%	$36.25	2015	$4,559,486	$11,554,633

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table sets forth information regarding unexercised options or warrants to purchase shares of Common Stock granted by the Company to Named Executives.

	Shares Acquired Upon Exercise for the Year Ended December 31, 2005		Number of Securities Underlying Unexercised Options/SARs at December 31, 2005		Value of Unexercised In-the-Money Options/SARs At December 31, 2005(1)
Name	Number	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Charif Souki	33,333	$907,491	33,333	900,000	$1,219,821	$388,000
Walter L. Williams	6,000	$225,090	19,000	—	$695,305	—
Stanley C. Horton	—	—	—	600,000	—	$4,782,000
Keith M. Meyer	166,666	$5,062,480	—	366,666	—	$6,243,142
Don A. Turkleson	16,668	$617,633	—	200,000	—	$194,000

(1)	The value of unexercised options to purchase Common Stock at December 31, 2005 is calculated based upon the American Stock Exchange closing market price of $37.22 per share on December 30, 2005.

Ten-Year Option/SAR Repricings

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Date	Number of Securities Underlying Options/ SARs Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
Jonathan S . Gross, Senior Vice President—Exploration	July 19, 2005	200,000	$33.10	$36.25	$36.25	2015
Zurab S. Kobiashvili, Senior Vice President and General Counsel	July 19, 2005	200,000	$33.10	$36.25	$36.25	2015
Keith M. Meyer, Senior Vice President—LNG	July 19, 2005	200,000	$33.10	$36.25	$36.25	2015
Don Turkleson, Senior Vice President, Chief Financial Officer and Secretary	July 19, 2005	200,000	$33.10	$36.25	$36.25	2015

The Compensation Committee is responsible for administering the 2003 Plan. In March 2005, the Compensation Committee granted options to, among others, the executives listed above. The Compensation Committee had intended for the March 2005 grants to meet all of the requirements of performance-based compensation. However, it was subsequently determined that the March grants would not meet those requirements because the Compensation Committee’s Section 162(m) Compensation Subcommittee had not made the grants. The grants made on March 14, 2005 were cancelled and the Section 162(m) Compensation Subcommittee granted an equivalent number of options on July 19, 2005 with the same exercise price, expiration date and vesting as the cancelled options.

Members of the Compensation Committee

Keith F. Carney, Chairman

Nuno Brandolini

Paul J. Hoenmans

David L. Kilpatrick

J. Robinson West

Equity Compensation Plan Disclosure Table

The following table summarizes the Company’s use of equity securities as a form of compensation for services rendered to the Company, as of December 31, 2005.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	5,124,812	$28.67	2,664,201
Equity compensation plans not approved by security holders	—	—	—

Total	5,124,812	$28.67	2,664,201

In 1997, the Company established the 1997 Plan, which was amended and restated in September 2005. The 1997 Plan allows for the issuance of options to purchase up to 5,000,000 shares of Common Stock. The Company has reserved 5,000,000 shares of Common Stock for issuance upon the exercise of options, all of which have been granted. The term of options granted under the 1997 Plan is generally five years. Vesting varies, but generally occurs over three or four years, in increments of 33% or 25%, respectively, on each anniversary of the grant date. All options granted under the 1997 Plan have exercise prices equal to or greater than the fair market value of Common Stock at the date of grant.

In 2003, the Company established the 2003 Plan, which was amended and restated in September 2005. The 2003 Plan is a broad-based incentive plan, which allows for the issuance of stock options, stock appreciation rights and awards of purchased stock, bonus stock, phantom stock, restricted stock and performance awards and other stock-based awards to employees, consultants and non-employee directors to purchase up to 8,000,000 shares of Common Stock. The Company has reserved 8,000,000 shares of Common Stock for issuance upon the exercise of awards that have been granted or which may be granted. As of December 31, 2005, awards for 5,335,799 shares of Common Stock had been granted under the 2003 Plan. Vesting varies, but generally occurs over three or four years in increments of 33% or 25%, respectively, on each anniversary of the grant date. All options granted under the 2003 Plan have exercise prices equal to or greater than the fair market value at the date of grant. The term of any award under the 2003 Plan may not exceed a period of ten years.

Indemnification of Officers and Directors

The Company’s Restated Certificate of Incorporation, as amended, provides that the liability of directors for monetary damages shall be limited to the fullest extent permissible under Delaware law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

The Company’s Restated Certificate of Incorporation and Amended and Restated By-laws, as amended, provide that the Company shall indemnify its directors and officers to the fullest extent possible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses that apply in the event of a claim for indemnification.

Common Stock Ownership

As of March 31, 2006, there were 54,768,837 shares of Common Stock outstanding and entitled to vote at the meeting. Each of these shares is entitled to one vote. The information provided below summarizes the beneficial ownership of directors, nominees for director, Named Executive Officers, and owners of more than 5% of outstanding Common Stock. “Beneficial Ownership” generally includes those shares of Common Stock that a person has the power to vote, sell or acquire within 60 days. It includes Common Stock that is held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

Directors and Executive Officers

The following table sets forth information with respect to shares of Common Stock owned of record and beneficially as of March 31, 2006, by each director, nominee for director and Named Executive Officer and by all directors and executive officers of the Company as a group. On March 31, 2006, the directors and executive officers of the Company beneficially owned, in the aggregate, 5,841,466 shares of Common Stock (approximately 10.6% of the outstanding shares entitled to vote at the time.)

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Charif Souki	2,774,187	(2)	5.1%
Walter L. Williams	646,916	(3)	1.2%
Don A. Turkleson	562,825	(4)	1.0%
Keith M. Meyer	459,916	(5)	*
Keith F. Carney	323,502		*
Paul J. Hoenmans	169,475		*
Nuno Brandolini	164,475	(6)	*
David B. Kilpatrick	132,168	(7)	*
Stanley C. Horton	87,375	(8)	*
J. Robinson West	79,475	(9)	*
Vicky A. Bailey	25,000	(10)	*
All Directors and Executive Officers as a group (13 persons)	5,841,466	(11)	10.6%

*   Less than 1%

(1)	Except as otherwise noted, the address of the directors and executive officers is in care of Cheniere Energy, Inc., 717 Texas Avenue, Suite 3100, Houston, Texas 77002.

(2)	Includes 149,500 shares owned by Mr. Souki’s wife, 1,600,000 shares held indirectly through a trust of which Mr. Souki is the sole beneficiary, and 120,000 shares held by Mr. Souki’s children who share the same household.

(3)	Includes 19,000 shares issuable upon exercise of currently exercisable options held by Mr. Williams.

(4)	Includes 8,000 shares held by Mr. Turkleson’s daughter and 1,075 shares held by Mr. Turkleson’s wife.

(5)	Includes 166,666 shares issuable upon exercise of options held by Mr. Meyer which become exercisable within 60 days of the date of the filing of this proxy statement.

(6)	Includes 2,000 shares held by Mr. Brandolini’s wife.

(7)	Includes 100,000 shares issuable upon exercise of currently exercisable options held by Mr. Kilpatrick.

(8)	Includes 75,000 shares issuable upon exercise of options held by Mr. Horton which become exercisable within 60 days of the date of the filing of this proxy statement.

(9)	Includes 50,000 shares issuable upon exercise of currently exercisable options held by Mr. West.

(10)	The 25,000 shares are issuable upon exercise of currently exercisable options held by Ms. Bailey.

(11)	Includes an aggregate of 477,334 shares issuable upon exercise of currently exercisable options and upon exercise of options which become exercisable within 60 days of the date of the filing of this proxy statement.

Owners of More than Five Percent of Outstanding Stock

The following table shows the beneficial owners known by us to own more than five percent of the Common Stock as of March 31, 2006.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Credit Suisse Eleven Madison Avenue New York, New York 10010	4,108,029	(1)	7.5%
Perry Corp. 767 Fifth Avenue New York, New York 10153	3,345,240	(2)	6.1%
Gandhara Advisors Europe LLP 6th Floor, 65 Curzon Street London W1J 8PE, England	3,021,120	(3)	5.6%
Duquesne Capital Management, L.L.C. 40 West 57th Street, 25th Floor New York, New York 10019	2,795,500	(4)	5.2%

(1)	Information is based on a Schedule 13G/A filed with the SEC by Credit Suisse, on behalf of its Investment Banking division, on February 14, 2006. Credit Suisse states that it has shared voting power and shared dispositive power as to 4,108,029 shares.

(2)	Information is based on a Schedule 13G filed with the SEC by Perry Corp. on February 13, 2006. Mr. Richard C. Perry is President and sole stockholder of Perry Corp. Perry Corp. states that it has sole voting power as to 3,345,240 shares and sole dispositive power as to 3,345,240 shares. The number of shares consists of 2,667,658 shares beneficially owned and 677,582 shares issuable upon conversion of certain of the Company’s convertible notes beneficially owned.

(3)	Information is based on a Schedule 13G filed with the SEC by Gandhara Advisors Europe LLP on September 21, 2005. Gandhara Advisors Europe LLP (“Gandhara Advisors”) serves as an investment manager to Gandhara Master Fund Limited (“Master Fund”), which owns 3,021,120 shares. Gandhara Advisors may be deemed to own 3,021,120 shares by virtue of its position as investment manager to the Master Fund. Mr. Davide Erro and Mr. Nicolas Andine are each a partner of Gandhara Advisors and may be deemed to beneficially own 3,021,120 shares by virtue of their control over Gandhara Advisors’ business activities. Gandhara Advisors states that it has shared voting power as to 3,021,120 shares and shared dispositive power as to 3,021,120 shares.

(4)

This information is based on a Schedule 13G/A filed with the SEC by Duquesne Capital Management, L.L.C. (“Duquesne Capital”) on February 2, 2006. Duquesne Capital serves as the investment manager of Windmill Master Fund L.P. (“Windmill Master Fund”) and several other investment funds (the “Funds”). Windmill Master Fund may be deemed to beneficially own 2,761,000 shares by virtue of its position as investment manager of the Funds. Mr. Stanley F. Druckenmiller serves as the managing member of Duquesne Capital and also serves as the managing member of Duquesne Holdings, LLC, which acts as general partner to certain of the

Funds and which has the power to replace Duquesne Capital as investment manager of Windmill Master Fund within 60 days or less. Mr. Druckenmiller may be deemed to beneficially own 2,795,500 shares by virtue of his position as managing member of Duquesne Capital, and as managing member of Duquesne Holdings. Duquesne Capital and Mr. Druckenmiller state that they have shared voting and dispositive power as to 2,795,500 shares. Windmill Master Fund states it has shared voting and dispositive power as to 2,761,000 shares. The address for Windmill Master Fund is 2nd Floor, Harbour Centre, Georgetown, Grand Cayman, Cayman Islands.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for oversight of the accounting and financial reporting processes of the Company and oversight of the audits of the Company’s financial statements. Management of the Company is responsible for preparing the Company’s financial statements and complying with applicable laws and regulations. It is the responsibility of management and the independent accountants to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

The Committee discussed with both the Company’s internal and independent accountants the overall scope and plans for their respective audits. In addition, the Committee met with both management and the Company’s independent accountants to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee’s review with the independent accountants included discussions of those matters required to be discussed pursuant to Statement on Auditing Standards (SAS) No. 61 (Codification of Statements on Auditing Standards, AU § 380), as amended by SAS No. 90. The Committee also discussed with the independent accountants, among other things, matters relating to its independence and the Committee received the written disclosures and the letter from the independent accountants as required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees). Finally, the Committee continued to monitor the scope and adequacy of the Company’s internal control system.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

David B. Kilpatrick, Chairman

Nuno Brandolini

Keith F. Carney

Paul J. Hoenmans

J. Robinson West

INDEPENDENT ACCOUNTANT’S FEES

The following table sets forth the fees billed to the Company by its independent accountants, UHY Mann Frankfort Stein & Lipp CPAs, LLP, for professional services rendered for the fiscal years ended December 31, 2005 and 2004:

	Fiscal 2005	Fiscal 2004

Audit Fees	$401,360	$278,108
Audit-Related Fees	110,698	44,423
Tax Fees	22,914	145,421
All Other Fees	—	—

Total	$524,972	$467,952

Audit Fees for the fiscal years ended December 31, 2005 and 2004 were for professional services rendered for the audits of the consolidated financial statements and internal control over financial reporting of the Company, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and consents and other assistance required to complete the year-end audit of the consolidated financial statements.

Audit-Related Fees for the fiscal years ended December 31, 2005 and 2004 were for professional services in connection with the public offering of Common Stock, the amendment of the shelf registration of the Company’s securities, the filing of registration statements in connection with the private offering of Common Stock and the registration of securities related to the 2003 Plan.

Tax Fees for the fiscal years ended December 31, 2005 and 2004 were for services related to tax compliance and tax planning.

Other fees—There were no other fees paid to the Company’s independent accountants for the fiscal years ended December 31, 2005 and 2004.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent accountants and not to engage the independent accountants to perform any non-audit services specifically prohibited by law or regulation. All services (audit and non-audit) provided to the Company during the fiscal years ended December 31, 2005 and 2004 were pre-approved.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for the fiscal year ended December 31, 2005:

Purpose of the Committee with Respect to Executive Compensation

The Compensation Committee supervises and administers the compensation policies, practices and plans of the Company pursuant to a written charter, which is available on the Company’s website. The Committee is comprised of non-employee independent directors of the Company in compliance with the rules of the American Stock Exchange. The Board of Directors created the Committee to, among other things, assist the Board in the discharge of its responsibilities with respect to the compensation of the Company’s executive officers. In 2005, the Compensation Committee appointed a Section 162(m) Compensation Subcommittee that meets the independence requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) for performance-based compensation. The principal functions of the Committee, or the Section 162(m) Compensation Subcommittee when appropriate, with respect to executive compensation include, among others specified in its charter:

•	reviewing and approving corporate goals and objectives for performance-based compensation for the Chief Executive Officer and other executive officers, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives, and approving performance-based compensation for executive officers based on these evaluations;

•	determining and approving the Chief Executive Officer’s compensation level based on the Committee’s evaluation of the Chief Executive Officer;

•	determining and recommending to the Board the compensation levels for officers of the Company other than the Chief Executive Officer based on the Committee’s evaluations;

•	reviewing and advising on compensation of non-employee directors, including Committee chairmen;

•	reviewing and approving any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to the foregoing, applicable to executive officers;

•	approving all new cash-based, equity-based and performance-based compensation plans and all modifications to existing plans; and

•	administering the Company’s Amended and Restated 2003 Stock Incentive Plan, or 2003 Plan, and the Company’s Amended and Restated 1997 Stock 1997 Plan, or 1997 Plan, including (i) approving the award guidelines to be used in determining individual awards, (ii) approving maximum award levels, (iii) approving performance goals and objectives, (iv) certifying attainment of goals and approving payouts, and (v) approving grants.

The Compensation Committee’s Philosophy on Executive Compensation

The fundamental objective of the Committee’s executive compensation policies is to ensure an internally consistent and externally competitive executive compensation program in order to attract, retain and motivate qualified executives and provide incentive for the attainment of the Company’s strategic goals and objectives. The Committee’s policy is to compensate executive officers based on their performance, responsibilities and experience, the achievement of specific business objectives and established goals, and the Company’s performance. Base compensation for senior executive officers is intended to afford a reasonable degree of financial security and flexibility to those individuals who are regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in their respective executive positions.

In establishing compensation policies, the Committee believes that total compensation of executive officers, as well as other key employees, should be competitive with other business opportunities available to such executive officers and key employees while, within the Company, being fair and discriminating on the basis of personal performance. Outside compensation consultants have been retained by management from time to time to conduct compensation surveys and advise the Committee concerning compensation matters.

Base Salary and Bonus Awards

Each of the Company’s executive officers receives a base salary and has an opportunity to earn annual cash and/or stock bonus awards. Decisions regarding base salaries are made based upon individual performance, job responsibilities, experience and competitive practice. The Committee’s objective is to provide competitive base salaries and bonuses, taking into account peer and general industry practices.

Long-Term Incentives

The Committee’s policy is to provide executive officers with incentives that are tied to the long-term performance of the Company. The Committee is of the view that properly designed and administered stock-based incentives for executive officers closely align the executives’ economic interests with those of stockholders and provide a direct continuing focus upon the goal of constantly striving to increase long-term stockholder value. Toward that goal, the Company established the 1997 Plan and the 2003 Plan. In order to attract qualified individuals to the Company, the Committee considers awarding stock options and/or restricted stock to such persons upon their employment with the Company. In addition, periodic awards of stock options and restricted stock are made in order both to retain executives and to motivate them to accomplish long-term growth objectives and improve long-term market performance. In early 2005, the Committee awarded 600,000 stock options to the President in connection with becoming employed by the Company and 900,000 stock options to the Chief Executive Officer in recognition of the importance of his role in continuing to create value for the Company.

Retention Awards

In March 2005, the Committee granted options to certain executive officers, among others, in an effort to help retain key employees who are important to advancing the Company’s development. The options have a ten-year term and vest on the fourth, fifth and sixth anniversaries of the grant. The Committee had intended for these grants to meet all of the requirements of performance-based compensation. However, it was subsequently determined that the original grants would not meet those requirements because the Section 162(m) Compensation Subcommittee had not made the grants. The options granted on March 14, 2005 to Messrs. Meyer and Turkleson, among others, were cancelled and the Section 162(m) Compensation Subcommittee granted an equivalent number of options to them on July 19, 2005 with the same exercise price, expiration date and vesting as the canceled options.

2005 Bonus Awards

Discretionary restricted stock grants under the 2003 Plan and cash bonuses were awarded to certain eligible employees, other than executive officers, for the year ended December 31, 2005. The awards were allocated from a bonus pool, and allocations were based on individual contributions, in absolute terms and relative to specified objectives, and were generally capped at a percentage of annual base salary.

The Committee has historically made discretionary cash and/or stock bonus awards to the Company’s executive officers. In 2005, the Section 162(m) Compensation Subcommittee established (i) performance goals that were designed to motivate and reward executive officers whose efforts impact the performance of the Company and its subsidiaries during fiscal 2005 and (ii) the maximum payouts for each of the executive officers. The Section 162(m) Compensation Subcommittee was also responsible for determining if the performance goals had been met, the bonus award for each of the executive officers and the form of payment of the bonus amount. The 2005 performance goals required the attainment of either a specified increase during fiscal 2005 in the market value of the Company’s Common Stock as reported on the American Stock Exchange, or a specified increase in the Company’s net asset value through the achievement of significant objectives for the Company’s LNG receiving terminal development business. In January 2006, the Section 162(m) Compensation Subcommittee determined that the performance criteria had been met for 2005, and awards were made in a combination of cash and restricted stock under the 2003 Plan.

Compensation of the CEO

The Committee determines the compensation of the Chief Executive Officer in substantially the same manner as the compensation of the Company’s other executive officers. In establishing the base salary for Mr. Souki for the 2005 fiscal year, the Committee assessed the following factors: (i) the performance of the Company, (ii) the increase in total return to stockholders, (iii) progress toward implementation of the Company’s strategic business plan, particularly with respect to its LNG receiving terminal development business, (iv) the Company’s ability to obtain a significant amount of financing, (v) Mr. Souki’s contributions toward the accomplishments described in items (i) through (iv), and (vi) the salary level that would be paid to a seasoned performer in a job having similar responsibilities and scope in an organization with revenues between $500 million and $1 billion. The performance by the Company is measured by, among other things, the development of the Company’s business, as measured by growth in estimated net underlying asset value and stock price. Based on these factors, the Committee established Mr. Souki’s base salary for 2005 at $450,000. In January 2006, the Committee considered the same factors to set Mr. Souki’s 2006 base salary at $550,000. Based on the factors discussed above for determining bonuses, Mr. Souki was awarded a bonus for 2005 performance comprised of cash of $675,000 and 23,866 shares of restricted stock valued at $899,987 on the date of grant.

In March 2005, the Committee also awarded Mr. Souki 900,000 stock options in recognition of Mr. Souki’s important role in continuing to create value for the Company. The options have a ten-year term and vest on the fourth, fifth and sixth anniversaries of the grant date. The first 400,000 options have an exercise price of $36.25, the next 400,000 options have an exercise price of $60.00, and the remaining 100,000 options have an exercise price of $90.00. The number of stock options and respective exercise prices each have been adjusted for the two-for-one stock split that occurred on April 22, 2005.

The Committee’s Review of all Components of Executive Compensation

The Committee has reviewed all components of the compensation of the Chief Executive Officer and the other named executive officers, including salary, bonus, long-term incentive compensation and benefits. Based on this review, the Committee found the total compensation to the Chief Executive Officer and the other named executive officers in the aggregate to be reasonable and not excessive.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1 million on the amount of annual compensation that may be deducted by the Company in any year with respect to the Company’s Chief Executive Officer and each of its other four most highly compensated executive officers. Certain “performance-based” compensation approved by stockholders is not subject to this deduction limitation and is, therefore, fully deductible by the Company for federal income tax reporting purposes. Options granted under the 1997 Plan and options and performance-based awards granted under the 2003 Plan will qualify as performance-based compensation provided such awards meet all of the requirements of Section 162(m) of the Code.

The Committee and the Section 162(m) Compensation Subcommittee is committed to making awards that qualify as deductible “performance-based” compensation under Section 162(m) of the Code whenever possible. However, to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, the Committee and/or the Board has awarded and may from time to time, in circumstances it deems appropriate, award compensation that may not be deductible.

The restricted stock grants and discretionary cash bonuses paid or awarded to the Company’s named executive officers for 2005 were intended to qualify as “performance-based” compensation under Section 162(m) of the Code and should therefore be fully deductible by the Company for federal income tax reporting purposes.

Summary

The Committee believes that the total executive compensation program should link compensation to Company and individual performance. The Committee will continue to review the compensation of the CEO and other executive officers on an annual basis.

Members of the Compensation Committee

Keith F. Carney, Chairman

Nuno Brandolini

Paul J. Hoenmans

David L. Kilpatrick

J. Robinson West

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In addition to serving as a member of the Compensation and the Audit Committees, Mr. Carney was formerly an officer of the Company. Mr. Carney served as Chief Financial Officer and Treasurer of the Company from July 1996 through November 1997 and Executive Vice President from 1997 through August 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2005 and 2004, the Company has made office space available for use by Keith F. Carney, who serves as a member of the Company’s Board of Directors, Audit Committee and Compensation Committee and is the Company’s Lead Director. The Company instituted this arrangement to facilitate its management’s ability to consult and communicate with Mr. Carney. The pro rata amount of office lease expense related to that space was approximately $3,000 for each of the years 2005 and 2004.

In 2005, the Company’s Board of Directors unanimously approved the terms of the charter letter provided by an unrelated third-party entity, Western Airways, Inc., specifying the terms under which it would provide for charter, to the Company, of a Challenger 600 aircraft. One of the Challenger 600 aircraft which may be provided for such services is owned by Bramblebush, LLC. Bramblebush, LLC is owned and/or controlled by the Company’s Chairman of the Board and Chief Executive Officer, Charif Souki. The Company’s Code of Business Conduct and Ethics prohibits potential conflicts of interest. Upon the recommendation of the Audit Committee, which determined that the terms of the charter letter are fair to and in the best interests of the Company, the Board granted an exception under the Company’s Code of Business Conduct and Ethics in order to permit the Company to charter the Challenger 600 aircraft.

In December 2003, Cheniere LNG Services, Inc. (“Cheniere LNG”), a wholly-owned subsidiary of Cheniere, entered into a shareholders’ agreement with J & S Group S.A. (which subsequently assigned the agreement to J&S Energy Holding B.V.) regarding the ownership and operation of J & S Cheniere S.A., a company in which the brother of Charif Souki, Cheniere’s Chairman of the Board of Directors and Chief Executive Officer, is managing director. In January 2004, J&S Cheniere paid the Company $1 million for an option to acquire LNG regasification capacity at each of the Company’s Sabine Pass and Corpus Christi LNG facilities. Cheniere LNG owns a minority interest in the stock of J&S Cheniere.

COMMON STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company’s Common Stock against the S&P Oil and Gas (Exploration & Production) Index, and the Russell 2000 Index for the five years beginning on December 31, 2000 and ending at fiscal year-end December 31, 2005. The graph was constructed on the assumption that $100 was invested in the Company’s Common Stock, the S&P Oil and Gas (Exploration & Production) Index, and the Russell 2000 Index on December 31, 2000.

COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG CHENIERE ENERGY, INC.

S&P OIL AND GAS (EXPLORATION AND PRODUCTION) INDEX, AND

RUSSELL 2000 INDEX

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
CHENIERE ENERGY, INC.	100.00	41.56	53.20	486.28	2647.55	3093.93
S&P OIL AND GAS EXPLORATION AND PRODUCTION INDEX	100.00	79.01	77.85	96.26	129.83	216.03
RUSSELL 2000 INDEX	100.00	102.49	81.49	120.00	142.00	148.46

OTHER MATTERS

Required Vote

Only holders of Common Stock as of the Record Date will be entitled to vote in person or by proxy at the meeting. A majority of issued and outstanding shares of Common Stock as of the Record Date represented at the meeting in person or by proxy and entitled to vote at the meeting will constitute a quorum for the transaction of business.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Provided that a quorum is present at the meeting, (i) the two director nominees who receive the greatest number of votes cast for election by stockholders entitled to vote therefore will be elected directors and (ii) the amendment to the 2003 Plan and ratification of UHY Mann Frankfort Stein & Lipp CPAs, LLP as independent accountants will each require approval by a majority of shares represented in person or by proxy and entitled to vote at the annual meeting.

Because broker non-votes are not considered “shares present” with respect to matters requiring the affirmative vote of a majority of shares represented in person or by proxy at the meeting, broker non-votes will not affect the outcome with respect to approval of the amendment to the 2003 Plan and ratification of UHY Mann Frankfort Stein & Lipp CPAs, LLP as the Company’s independent accountants. Abstentions with respect to approval of the amendment to the 2003 Plan and ratification of UHY Mann Frankfort Stein & Lipp CPAs, LLP as the Company’s independent accountants will have the same effect as a vote against approval thereof, but will have no effect with respect to the election of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of 10% or more of any class of the Company’s stock (“Reporting Persons”) are required from time to time to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes of ownership. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from Reporting Persons by it with respect to the fiscal year ended December 31, 2005, the Company believes that all filing requirements applicable to the Company’s officers, directors and greater than 10% stockholders have been met, except for a late Form 4 filing by Charif Souki in connection with a sale of Common Stock in September 2005.

Stockholder Proposals

Management anticipates that the Company’s 2007 annual stockholders meeting will be held during May 2007. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company’s 2007 annual stockholders meeting must submit the proposal to the Company on or before December 14, 2006. Any such proposals should be timely sent to the Corporate Secretary, Cheniere Energy, Inc., 717 Texas Avenue, Suite 3100, Houston, Texas 77002. Such proposal must meet all of the requirements of the Securities and Exchange Commission to be eligible for inclusion in the Company’s 2007 proxy materials. Furthermore, proposals by stockholders may be considered untimely if the Company has not received notice of the proposal at least forty-five days prior to the mailing of the proxy materials.

Communications with the Board of Directors

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Corporate Secretary, Cheniere Energy, Inc., 717 Texas Avenue, Suite 3100, Houston, Texas 77002. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the Board of Directors, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Corporate Secretary and only in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

Availability of Annual Report

The Company is including with this Proxy Statement a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which has been filed with the Securities and Exchange Commission and is incorporated in this Proxy Statement by reference. The Company will furnish to any person any exhibits described in the list accompanying such report upon payment of reasonable fees relating to the Company’s furnishing such exhibits. Requests for copies should be directed to the Corporate Secretary, Cheniere Energy, Inc., 717 Texas Avenue, Suite 3100, Houston, Texas 77002.

By order of the Board of Directors,

Don A. Turkleson
Secretary

April 13, 2006

ANNEX A

CHENIERE ENERGY, INC.

Amended and Restated

Charter of the Audit Committee

December 2005

I.	Effectiveness

When approved by the Board of Directors of the Company (the “Board”), this Audit Committee Charter will supersede the Committee’s previously existing charter in its entirety.

II.	Function

The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee assists the Board in monitoring the

•	integrity of the financial statements of the Company,

•	Independent Auditor’s qualifications, independence and performance,

•	Company’s internal audit function and systems of internal controls over financial reporting and disclosure controls and procedures, and

•	compliance by the Company with legal and regulatory requirements.

III.	Committee Membership

The Audit Committee shall be comprised of at least three members. Each member of the Committee shall meet the independence and experience requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the American Stock Exchange (“AMEX”). All members of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall be an “audit committee financial expert,” as defined under the Exchange Act.

The members of the Audit Committee and the Chairman of the Committee shall be appointed and may be replaced by the Board.

IV.	Meetings

The Audit Committee shall meet as frequently as necessary, but not less frequently than quarterly. The Committee shall conduct special meetings as determined by the Chairman of the Audit Committee or at the request of the Chief Executive Officer, President or Chief Financial Officer or the independent public accounting firm engaged by the Company to perform audit services (referred to in this Charter as the “Independent Auditor”). Meetings may be in person, by telephone or videoconference as needed to conduct the business of the Committee. For the transaction of any business at any meeting of the Committee, a majority of the members shall constitute a quorum. The Committee shall take action by the affirmative vote of a majority of the members present at a duly held meeting. The Committee may also take action by unanimous written consent to the fullest extent permitted by the Delaware General Corporation Law. The Audit Committee shall maintain minutes of all of its meetings.

The Audit Committee shall meet periodically in separate executive sessions with each of management, the director-internal audit and the Independent Auditor and have such other direct and independent interaction with such persons from time to time as the Committee deems appropriate. The Audit Committee may request any officer or employee of the Company, the Company’s outside counsel or Independent Auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee.

V.	Responsibilities

The Audit Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and complying with applicable laws and regulations. In addition, the Audit Committee recognizes that financial management (including the internal audit staff), the Independent Auditor and the Company’s compliance officer have more knowledge and more detailed information about the Company than do the members of the Committee. Consequently, in carrying out its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor.

It is not the intent of this Audit Committee Charter to subject individual members of the Committee to any increased exposure to liabilities in excess of those generally imposed on members of the Board under applicable laws.

The following functions shall be the common recurring activities of the Audit Committee in carrying out its oversight responsibility. The Committee shall have and may exercise all powers and authority of the Board in connection with carrying out its functions and responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate. The Committee shall carry out the following responsibilities:

A.	Independent Auditor. The Independent Auditor shall report directly to the Audit Committee.

The Audit Committee shall:

(1)	Have sole authority to appoint the Independent Auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the Independent Auditor for the purpose of preparing or issuing an audit report or related work.

(2)	Evaluate the qualifications, performance and independence of the Independent Auditor, including the performance of the lead partner, giving consideration to the range of audit and non-audit services performed, at least annually.

(3)	Obtain and review a report from the Independent Auditor regarding (i) the internal quality control procedures of the Independent Auditor, at least annually, and (ii) that any material issues that are raised by the most recent internal quality- control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the Independent Auditor and any steps taken to deal with any such issues.

(4)	Review and approve in advance all audit and lawfully permitted non-audit services to be provided by the Independent Auditor and the fees for such services. The

Committee may delegate to one or more Committee members the authority to pre-approve auditing and non-auditing services that are otherwise permitted by law, provided that such pre-approval shall be presented to the full Committee at its next scheduled meeting. Pre-approval of non-audit services (other than review and attestation services) shall not be required if such services fall within exceptions established by the Securities and Exchange Commission (“SEC”).

(5)	Receive annually from the Independent Auditor a formal written statement delineating all relationships between the Independent Auditor and the Company, consistent with Independence Standards Board Standard No. 1. The Committee is responsible for actively engaging in a dialogue with the Independent Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the Independent Auditor.

(6)	Review and discuss the following items with management and the Independent Auditor at the completion of the annual audit of the Company’s financial statements included in the Company’s Annual Report on Form 10-K (the “Form 10-K”) prior to its filing:

a)	the Company’s annual financial statements, including disclosures made in management’s discussion and analysis, and related footnotes;

b)	the results of the Independent Auditor’s audit of the financial statements and its report with respect thereto;

c)	any serious difficulties or disputes with management encountered during the course of the audit; and

d)	other matters related to the conduct of the audit which are to be communicated to the Committee under standards established by the Public Company Accounting Oversight Board, including discussions relating to the Independent Auditor’s judgments about such matters as the quality, not just the acceptability, of the Company’s accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.

(7)	Review and discuss with management and the Independent Auditor: (a) the Company’s internal controls over financial reporting and the report assessing the effectiveness of internal controls and (b) the Independent Auditor’ attestation of management’s report assessing the effectiveness of internal controls prior to filing of the Form 10-K.

(8)	Review with management and the Independent Auditor the financial information contained in each of the Company’s Quarterly Reports on Form 10-Q prior to its filing and the results of the Independent Auditor’s review of the interim financial information.

(9)	Review and discuss quarterly with the Independent Auditor:

a)	all critical accounting policies and practices;

b)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the Independent Auditor; and

c)	other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences.

(10)	Discuss with the Independent Auditor material issues on which the national office of the Independent Auditor was consulted by the Company’s audit team.

B.	Compliance. The Audit Committee shall:

(1)	Review procedures, at least annually, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

(2)	Obtain reports from management regarding any complaints that have been received by the Company regarding accounting, internal accounting controls or auditing matters.

(3)	Review the Company’s compliance policies and procedures and advise the Board as to whether any changes to any policy or procedure is recommended.

(4)	Review and approve all related-party transactions, defined by, or those transactions required to be disclosed under, Item 404 of Regulation S-K.

(5)	Discuss with the Company’s general counsel legal matters that are required to be disclosed in any reports filed pursuant to the Exchange Act and any material inquiries received from regulators or governmental agencies.

C.	Other Authority and Responsibilities. The Audit Committee shall:

(1)	Have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors.

(2)	Review any letters sent by the Independent Auditor to management, and reports by the director-internal audit to management that are material to the Company as a whole and management’s response to any such letters and/or reports.

(3)	Maintain a channel of communication between the Board and each of the Company’s (i) Independent Auditor, (ii) principal financial and accounting officers, (iii) director-internal audit and (iv) compliance officer and provide sufficient opportunity for each to meet with the members of the Committee to discuss any matter within the scope of each of their respective responsibilities.

(4)	Recommend to the Board whether the Company’s annual audited financial statements and accompanying notes should be included in the Form 10-K.

(5)	Prepare and review the Audit Committee Report for inclusion in the proxy statement for the Company’s annual meeting of stockholders. In addition to all of the other items required to be included in such report by the rules promulgated by the SEC or other applicable law, the Audit Committee Report must state whether the Audit Committee has:

a)	reviewed and discussed the audited financial statements with management;

b)	discussed with the Independent Auditor the matters required to be discussed by SAS 61, as may be modified or supplemented;

c)	received the written disclosures from the Independent Auditor required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the Independent Auditor their independence; and

d)	recommended to the Board of Directors, based on the review and discussions referred to in items (a) through (c) above, that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

(6)	Review the appointment and replacement of the Company’s chief financial officer, chief accounting officer, compliance officer and director-internal audit.

(7)	Discuss with the Independent Auditor and management the internal audit department’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

(8)	Consider major changes and other major questions respecting the appropriate auditing and accounting practices to be used in the preparation of the financial statements when presented by the Independent Auditor or management.

(9)	Discuss with management the Company’s earnings announcements, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

(10)	Review with management and the Independent Auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

(11)	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

(12)	Review the policy for the hiring of employees or former employees of the Independent Auditor and recommend changes to the Board for approval.

(13)	Review and reassess the adequacy of the Audit Committee charter on an annual basis and recommend any proposed changes to the Board for approval.

(14)	Conduct and review an annual performance evaluation of the Committee.

(15)	Report the Committee’s activities to the Board on a regular basis and otherwise when it deems necessary or desirable.

(16)	Perform any other activities consistent with this charter, the Company’s by-laws and governing law, as the Board deems necessary or appropriate.

APPENDIX

CHENIERE ENERGY, INC.

AMENDED AND RESTATED

2003 STOCK INCENTIVE PLAN

September 8, 2005

CHENIERE ENERGY, INC.

AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

Table of Contents

ARTICLE I INTRODUCTION		1
1.1	Purpose	1
1.2	Shares Subject to the Plan	1
1.3	Administration of the Plan	2
1.4	Amendment and Discontinuance of the Plan	2
1.5	Granting of Awards to Participants	2
1.6	Term of Plan	2
1.7	Leave of Absence	2
1.8	Definitions	3

ARTICLE II NONQUALIFIED STOCK OPTIONS		7
2.1	Grants	7
2.2	Calculation of Exercise Price	7
2.3	Terms and Conditions of Options	7
2.4	Amendment	9
2.5	Acceleration of Vesting	9
2.6	Other Provisions	9

ARTICLE III INCENTIVE OPTIONS		10
3.1	Eligibility	10
3.2	Exercise Price	10
3.3	Dollar Limitation	10
3.4	10% Stockholder	10
3.5	Options Not Transferable	10
3.6	Reload Options	10
3.7	Compliance with 422	11
3.8	Limitations on Exercise	11

ARTICLE IV PURCHASED STOCK
4.1	Eligible Persons	11
4.2	Purchase Price	11
4.3	Payment of Purchase Price	11

ARTICLE V BONUS STOCK		11

ARTICLE VI STOCK APPRECIATION RIGHTS AND PHANTOM STOCK		11
6.1	Stock Appreciation Rights	11
6.2	Phantom Stock Awards	12

ARTICLE VII RESTRICTED STOCK		13
7.1	Eligible Persons	13
7.2	Restricted Period and Vesting	13

ARTICLE VIII PERFORMANCE AWARDS		13
8.1	Performance Awards	13
8.2	Performance Goals	13

ARTICLE IX OTHER STOCK OR PERFORMANCE BASED AWARDS		15

ARTICLE X CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS		15
10.1	General	15
10.2	Stand-Alone, Additional, Tandem, and Substitute Awards	16
10.3	Term of Awards	16
10.4	Form and Timing of Payment under Awards; Deferrals	16
10.5	Vested and Unvested Awards	16
10.6	Exemptions from Section 16(b) Liability	17
10.7	Other Provisions	17

ARTICLE XI WITHHOLDING FOR TAXES		17

ARTICLE XII MISCELLANEOUS		18
12.1	No Rights to Awards	18
12.2	No Right to Employment	18
12.3	Governing Law	18
12.4	Severability	18
12.5	Other Laws	18
12.6	Shareholder Agreements	18

ii

CHENIERE ENERGY, INC.

AMENDED AND RESTATED

2003 STOCK INCENTIVE PLAN

WHEREAS, the Board of Directors of Cheniere Energy, Inc., a Delaware corporation (the “Company”), adopted the 2003 Stock Incentive Plan (the “Original Plan”) on November 11, 2003, which became effective on January 29, 2004 upon receiving Stockholder approval thereof; and

WHEREAS, the Original Plan has heretofore been amended to authorize officers of the Company to make certain determinations regarding Option grants, to increase the number of shares authorized thereunder and to revise the definition of Fair Market Value; and

WHEREAS, the Company desires to incorporate all of the prior amendments to the Original Plan and the revisions made herein into a restatement of the Original Plan (the Original Plan, as amended and rested hereby, the “Plan”);

NOW THEREFORE, the Original Plan is hereby amended and restated as follows. Capitalized words not otherwise defined shall have the meanings set forth below in Section 1.8.

ARTICLE I

INTRODUCTION

1.1 Purpose. The Plan is intended to promote the interests of the Company and its stockholders by encouraging Employees, Consultants and Non-Employee Directors of the Company or its Affiliates to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.

1.2 Shares Subject to the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 8,000,000. No more than 1,000,000 shares of Common Stock shall be issued to any one Participant in any one calendar year. Notwithstanding the above, however, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Committee, whose determination shall be final and binding upon the Company and all other interested persons. In the event the number of shares of Common Stock to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason whatsoever or in the event any Award granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares of Common Stock no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares of Common Stock issued pursuant to the Plan (i) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (ii) shall be fully paid and nonassessable.

1.3 Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Awards under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee.

1.4 Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan; provided, however, no amendment, suspension or termination of the Plan may without the consent of the holder of an Award terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect; provided further, however, that any amendment which would constitute a “material revision” of the Plan (as that term is used in the rules of the American Stock Exchange) shall be subject to shareholder approval.

1.5 Granting of Awards to Participants.

(a) The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to any Participant as may be selected by it on the terms and conditions hereinafter set forth in the Plan. In selecting a Participant to receive Awards, including the type and size of the Award, the Committee may consider any factors that it may deem relevant.

(b) The Board or the Committee may, by a resolution adopted by the Board or the Committee, authorize one or more officers of the Company to do one or both of the following: (i) designate Participants to be recipients of Awards and (ii) determine the terms of the Award to be received by such Participant; provided, however, that the resolution so authorizing such officer or officers shall specify the total aggregate number of shares of Common Stock, if any, to be issued pursuant to or underlying an Award such officer or officers may award. The Board or the Committee may not authorize an officer to designate himself or herself as a recipient of any Options.

1.6 Term of Plan. The Plan shall terminate upon, and no further Awards shall be made, after January 15, 2014.

1.7 Leave of Absence. If an employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave provided it does not exceed 90 days, or, if longer, so long as the person’s right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days, the employment relationship shall be deemed to have terminated on the 91st day of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

1.8 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company.

“Awards” means, collectively, Options, Purchased Stock, Bonus Stock, Stock Appreciation Rights, Phantom Stock, Restricted Stock, Performance Awards, or Other Stock or Performance Based Awards.

“Bonus Stock” is defined in Article V.

“Cause” for termination of any Participant who is a party to an agreement of employment with or services to the Company shall mean termination for “Cause” as such term is defined in such agreement, the relevant portions of which are incorporated herein by reference. If such agreement does not define “Cause” or if a Participant is not a party to such an agreement, “Cause” means (i) the willful commission by a Participant of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate; (ii) the commission by a Participant of an act of fraud in the performance of such Participant’s duties on behalf of the Company or an Affiliate; or (iii) the continuing willful failure of a Participant to perform the duties of such Participant to the Company or an Affiliate (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Committee. For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be.

“Change of Control” shall be deemed to have occurred upon any of the following events:

(i) any “person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) or any Affiliate, (D) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding; provided, however, that an initial public offering of Common Stock shall not constitute a Change of Control;

(ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto).

“Committee” means the compensation committee appointed by the Board or a sub-committee appointed by the compensation committee to administer the Plan or, if none, the Board; provided however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(c) of the Code, the Committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(c)(i) of the Code.

“Common Stock” means the common stock of the Company, $.003 par value per share.

“Consultant” means any individual, other than a Director or an Employee, who renders consulting or advisory services to the Company or an Affiliate.

“Covered Employee” shall mean the Chief Executive Officer of the Company and each of the four highest paid officers of the Company other than the Chief Executive Officer as described in Section 162(m)(3) of the Code.

“Disability” means an inability of the Participant to perform material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that if the Participant (or his guardian) and the Company do not agree on a physician, the Participant and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be binding on all parties. Eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s disability.

“Effective Date” means January 15, 2004, the date the Plan was originally adopted by the Company’s stockholders.

“Employee” means any employee of the Company or an Affiliate.

“Employment” includes any period in which a Participant is an Employee or a paid Consultant to the Company or an Affiliate.

“Fair Market Value or FMV Per Share” means the closing price of a share of the Common Stock on the principal exchange or over-the-counter market on which such shares are trading, if any, or as reported on any composite index which includes such principal exchange, as of any given date. If shares of the Common Stock are not listed or admitted to trading on any exchange, over-the-counter market or any similar organization as of the determination date, the Fair Market Value or FMV Per Share shall be determined by the Committee in good faith using any fair and reasonable means selected in its discretion.

“Good Reason” means termination of employment by an Employee, termination of service by a Consultant or resignation from the Board of a Non-Employee Director under any of the following circumstances:

(i) if such Employee, Consultant or Non-Employee Director is a party to an agreement for employment with or services to the Company, which agreement includes a definition of “Good Reason” for termination of employment with or services to the Company, “Good Reason” shall have the same definition for purposes of the Plan as is set forth in such agreement, the relevant portions of which are incorporated herein by reference.

(ii) if such Employee, Consultant or Non-Employee Director is not a party to an agreement with the Company that defines the term “Good Reason,” such term shall mean termination of employment or service under any of the following circumstances, if the Company fails to cure such circumstances within thirty (30) days after receipt of written notice from the Participant to the Company setting forth a description of such Good Reason:

(i) the removal from or failure to re-elect the Participant to the office or position in which he or she last served;

(ii) the assignment to the Participant of any duties, responsibilities, or reporting requirements inconsistent with his or her position with the Company, or any material diminishment, on a cumulative basis, of the Participant’s overall duties, responsibilities, or status;

(iii) a material reduction by the Company in the Participant’s fees, compensation, or benefits; or

(iv) the requirement by the Company that the principal place of business at which the Participant performs his duties be changed to a location more than fifty (50) miles from downtown Houston, Texas.

“Incentive Option” means any option that satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

“Non-Employee Director” means any person who is a member of the Board but who is neither an Employee nor Consultant of the Company or any Affiliate.

“Non-Qualified Option” shall mean an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.

“Option” means an option to acquire shares of Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Option or a Non-Qualified Option, or both, as applicable.

“Option Expiration Date” means the date determined by Committee which shall not be more than ten years after the date of grant of an Option.

“Optionee” means a Participant who has received or will receive an Option.

“Other Stock-Based Award” means an award granted pursuant to Article IX of the Plan that is not otherwise specifically provided for, the value of which is based in whole or in part upon the value of a share of Common Stock.

“Outstanding Company Common Stock” means, as of any date of determination, the then outstanding shares of Common Stock of the Company.

“Outstanding Company Voting Securities” means, as of any date of determination, the combined voting power of the then outstanding voting securities of the Company entitled to vote generally on the election of directors.

“Participant” means any Non-Employee Director, Employee or Consultant, granted an Award under the Plan or a guardian appointed to act on behalf of the Participant.

“Performance Award” means an Award granted pursuant to Article VIII of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof as determined by the Committee.

“Phantom Shares” means an Award of the right to receive shares of Common Stock issued at the end of a Restricted Period which is granted pursuant to Article VI of the Plan.

“Purchased Stock” means a right to purchase Common Stock granted pursuant to Article IV of the Plan.

“Reload Option” is defined in Section 2.3(g).

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” shall mean any share of Common Stock, prior to the lapse of restrictions thereon, granted under Article VII of the Plan.

“Stock Appreciation Rights” means an Award granted pursuant to Article VI of the Plan.

ARTICLE II

NONQUALIFIED STOCK OPTIONS

2.1 Grants. The Committee may grant Options to purchase the Common Stock to any Employee, Consultant or Non-Employee Director according to the terms set forth below.

2.2 Calculation of Exercise Price. The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than the FMV Per Share on the date of grant of such Option. The exercise price for each Option granted under Article II shall be subject to adjustment as provided in Section 2.3(e).

2.3 Terms and Conditions of Options. Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Committee shall deem desirable:

(a) Option Period and Conditions and Limitations on Exercise. No Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Option shall be exercisable at such time or times as the Committee in its discretion may determine at the time such Option is granted.

(b) Manner of Exercise. In order to exercise an Option, the Optionee shall deliver to the Company payment in full for the options being exercised, together with any required withholding taxes. The payment of the aggregate exercise price for the Options shall be by one or more of the following (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Committee, by tendering to the Company shares of Common Stock owned by the Optionee for more than six months, (iii) with the consent of the Committee and upon the Optionee’s written request, the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the Optionee, provided that the Optionee has irrevocably instructed such broker to remit from the proceeds of such sale directly to the Company on the Optionee’s behalf the full amount of the exercise price plus any taxes the Company is required to withhold or (iv) subject to the consent of the Committee, payment of the exercise price may be made with shares of Common Stock with respect to which the Option is being exercised. In the event that the person elects to make payment as allowed under clause (ii) above, the Committee may require the Optionee to deliver a written representation that all shares of Common Stock being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

(c) Intentionally Omitted.

(d) Options not Transferable. Except as provided below, no Non-qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order and, during the lifetime of the Participant to whom any such Option is granted, and it shall be exercisable only by the Participant. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee, and shall, at the sole discretion of the Committee, result in forfeiture of the Option with respect to the shares involved in such attempt. With respect to a specific Non-qualified Option, the Participant may transfer, for estate planning purposes, all or part of such Option to one or more immediate family members or related family trusts or partnerships or similar entities.

(e) Adjustment of Options. In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options granted, or portions thereof then unexercised, shall be exercisable, to the end that after such event the shares subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company, and all other interested persons.

(f) Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration, or qualification of the shares of Common Stock subject to such Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares of Common Stock thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

(g) Reload Options. A Non-qualified Option may, in the discretion of the Committee, include a Reload Option right which shall entitle the Participant, upon (i) the exercise of such original Non-qualified Option prior to the Participant’s termination of service and (ii) payment of the appropriate exercise price in shares of Common Stock that have been owned by such Participant for at least six months prior to the date of exercise, to receive a new Non-qualified Option (the “Reload Option”) to purchase, at the FMV Per Share on the date of the exercise of the original Non-qualified Option, the number of shares of Common Stock equal to the number of whole shares delivered by the Participant in payment of the exercise price of the original Non-qualified Option. Such Reload Option shall be subject to the same terms and conditions, including expiration date, and shall be exercisable at the same time or times as the original Non-qualified Option with respect to which it is granted.

2.4 Amendment. The Committee may, with the consent of the Optionee, amend an Option at any time. The Committee may at any time or from time to time, in its discretion, in the case of any Option which is not then immediately exercisable in full, accelerate the time or times at which such Option may be exercised to any earlier time or times. The Committee, in its absolute discretion, may grant to holders of outstanding Options, in exchange for the surrender and cancellation of such Options, new Options having exercise prices lower (or higher) than the exercise price provided in the Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate; provided, however, that the Committee shall have no discretion to exchange, cancel or issue such Options if the exercise of such discretion would cause such Options to be subject to Section 409A of the Code.

2.5 Acceleration of Vesting. Any Option granted hereunder which is not otherwise vested shall vest (unless specifically provided to the contrary by the Committee in the document or instrument evidencing an Option granted hereunder) upon (i) termination of an Employee or Consultant or removal of a Non-Employee Director without Cause; (ii) resignation of a Non-Employee Director with Good Reason; (iv) termination, removal or resignation of a Participant for any reason within one (1) year from the effective date of the Change of Control; or (iii) death or Disability of the Participant.

2.6 Other Provisions.

(a) A Participant shall not be entitled to any rights as a stockholder of the Company with respect to any shares of Common Stock subject to such Option until he shall have become the holder of record of such shares of Common Stock.

(b) No Option granted hereunder shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without cause, a Participant to whom such Option has been granted.

(c) Notwithstanding any provision of the Plan or the terms of any Option, the Company shall not be required to issue any shares of Common Stock hereunder if such issuance would, in the judgment of the Committee, constitute a violation of any state or federal law or of the rules or regulations of any governmental regulatory body.

(d) No Option shall be exercisable more than six (6) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

ARTICLE III

INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all the provisions of Article II shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Section III.

3.1 Eligibility. Incentive Options may only be granted to Employees.

3.2 Exercise Price. The exercise price per Share shall not be less than the FMV Per Share on the date of grant of such Option.

3.3 Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

3.4 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the FMV Per Share on the option grant date and the option term shall not exceed five (5) years measured from the option grant date.

3.5 Options Not Transferable. No Incentive Option granted hereunder shall be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by such Optionee.

3.6 Reload Options. No Reload Options shall be granted with respect to any Incentive Options.

3.7 Compliance with 422. All Options that are intended to be Incentive Options shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422.

3.8 Limitations on Exercise. No Incentive Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

ARTICLE IV

PURCHASED STOCK

4.1 Eligible Persons. The Committee shall have the authority to sell shares of Common Stock to such Employees, Consultants and Non-Employee Directors as may be selected by it, on such terms and conditions as it may establish, subject to the further provisions of this Article IV. Each issuance of Common Stock under this Article shall be evidenced by an agreement, which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may approve for the particular sale transaction.

4.2 Purchase Price. The price per share of Common Stock to be purchased by a Participant under this Plan shall be determined in the sole discretion of the Committee, and may be less than, but shall not be greater than the FMV Per Share at the time of purchase.

4.3 Payment of Purchase Price. Payment of the purchase price of Purchased Stock under this Plan shall be made in full in cash.

ARTICLE V

BONUS STOCK

The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Stock to Employees, Consultants or Non-Employee Directors. Bonus Stock shall be shares of Common Stock that are not subject to a Restricted Period under Article VII.

ARTICLE VI

STOCK APPRECIATION RIGHTS AND PHANTOM STOCK

6.1 Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Employees, Consultants or Non-Employee Directors on the following terms and conditions.

(a) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the FMV Per Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee.

(b) Rights Related to Options. A Stock Appreciation Right granted in connection with an Option shall entitle a Participant, upon exercise thereof, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Subsection 6.1(a) hereof. That Option shall then cease to be exercisable to the extent surrendered. A Stock Appreciation Right granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable (other than by will or the laws of descent and distribution or pursuant to a domestic relations order) except to the extent that the related Option is transferable.

(c) Right Without Option. A Stock Appreciation Right granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the Stock Appreciation Right.

(d) Terms. The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.

6.2 Phantom Stock Awards. The Committee is authorized to grant Phantom Stock Awards to Employees, Consultants and Non-Employee Directors, which are rights to receive cash equal to the Fair Market Value of a specified number of shares of Common Stock on the last day of a specified deferral period, subject to the following terms and conditions:

(a) Award and Restrictions. Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period specified for such Phantom Stock Award by the Committee or, if permitted by the Committee, as elected by the Participant. In addition, Phantom Stock Awards shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.

(b) Forfeiture. Except as otherwise determined by the Committee or as may be set forth in any Award, employment or other agreement pertaining to a Phantom Stock Award, upon termination of employment or services during the applicable deferral period or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Phantom Stock Awards.

(c) Performance Goals. To the extent the Committee determines that any Award granted pursuant to this Article VI shall constitute performance-based compensation for purposes of Section 162(m) of the Code, the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.

ARTICLE VII

RESTRICTED STOCK

7.1 Eligible Persons. All Employees, Consultants and Non-Employee Directors shall be eligible for grants of Restricted Stock.

7.2 Restricted Period and Vesting.

(a) The Restricted Stock shall be subject to such restrictions on transfer by the Participant and repurchase by the Company as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions the Participant shall not be permitted to transfer such shares. The Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if (i) the Participant shall terminate employment from or services to the Company prior to the lapse of such restrictions, subject to section 7.2(b) below; or (ii) the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

(b) Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination of an Employee or Consultant or removal of a Non-Employee Director without Cause; (ii) termination by an Employee or Consultant or resignation of a Non-Employee Director with Good Reason; (iii) termination, resignation or removal of a Participant for any reason within one (1) year from the effective date of a Change of Control; or (iv) death or Disability of the Participant.

Each certificate representing Restricted Stock awarded under the Plan may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares.

ARTICLE VIII

PERFORMANCE AWARDS

8.1 Performance Awards. The Committee may grant Performance Awards based on performance criteria measured over a period of not less than one year and not more than three years. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 8.2 in the case of a Performance Award granted to a Covered Employee.

8.2 Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.2.

(a) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(b) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (A) earnings per share; (B) increase in revenues; (C) increase in cash flow; (D) increase in cash flow return; (E) return on net assets; (F) return on assets; (G) return on investment; (H) return on equity; (I) economic value added; (J) gross margin; (K) net income; (L) pretax earnings; (M) pretax earnings before interest, depreciation and amortization; (N) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (O) operating income; (P) total stockholder return; (Q) debt reduction; and (R) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.

(c) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than one year and not more than five years, as specified by the Committee. Performance goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(e) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award, and the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant. The Committee may not delegate any responsibility relating to such Performance Awards.

(f) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code. Accordingly, the terms of this Section 8.2 shall be interpreted in a manner consistent with Section 162(m) of the Code. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE IX

OTHER STOCK OR PERFORMANCE BASED AWARDS

The Committee is hereby authorized to grant to Employees, Consultants and Non-Employee Directors, Other Stock or Performance-Based Awards, which shall consist of a right which (i) is not an Award described in any other Article and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) or cash as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award.

ARTICLE X

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

10.1 General. Awards may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have a discretion to accelerate or waive any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.

10.2 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate.

10.3 Term of Awards. The term or Restricted Period of each Award that is an Option, Stock Appreciation Right, Phantom Stock or Restricted Stock shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Option under Section 422 of the Code).

10.4 Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award shall be made as soon as administratively feasible. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares of Common Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events; provided, however, that no Award may be accelerated or cash paid in lieu of shares if the Committee determines that such action would cause the Participant to be subject to an excise tax under Section 409A of the Code. In the discretion of the Committee, Awards granted pursuant to Article VI or VIII of the Plan may be payable in shares of Common Stock to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Committee (subject to Section 1.4 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares of Common Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company which complies with Section 409A of the Code. The Plan shall not constitute any “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

10.5 Vested and Unvested Awards. After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award of (i) Restricted Stock, a certificate, without a legend, for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to, or registered in the name of, the Participant or his or her nominee, (ii) Phantom Stock, to the extent not paid in cash, a certificate for the number of shares equal to the number of shares of Phantom Stock earned shall be delivered to, or registered in the name of, the Participant, and (iii) Stock Appreciation Rights or Performance Awards, cash and/or a certificate for the number of shares equal in value to the number of Stock Appreciation Rights or amount of Performance Awards vested shall be delivered to, or registered in the name of, the Participant or his or her nominee. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, Phantom Stock, Stock Appreciation Rights or Performance Awards, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

10.6 Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

10.7 Other Provisions. No grant of any Award shall be construed as limiting any right which the Company or any Affiliate may have to terminate at any time, with or without cause, the employment of any person to whom such Award has been granted.

ARTICLE XI

WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

ARTICLE XII

MISCELLANEOUS

12.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

12.2 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

12.3 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.

12.4 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

12.5 Other Laws. The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.

12.6 Shareholder Agreements. The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ agreement in such form as approved from time to time by the Board.

CHENIERE ENERGY, INC.

AMENDED AND RESTATED

2003 STOCK INCENTIVE PLAN

AMENDMENT NO. 1

WHEREAS, the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) and the stockholders of the Company have heretofore adopted and approved the Cheniere Energy, Inc. 2003 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Board has heretofore adopted and approved an amendment to and restatement of the Plan (the “Restated Plan”); and

WHEREAS, the Board has determined that it would be in the best interests of the Company to increase the number of authorized shares under the Restated Plan by an additional 3,000,000 shares so that a total of 11,000,000 shares of common stock, $.003 par value, of the Company (the “Common Stock”) be authorized under the Restated Plan;

NOW, THEREFORE, the Restated Plan is hereby amended, subject to approval of the stockholders of the Company, as follows:

1.	The first sentence of Article 2.1 of the Restated Plan is hereby amended and restated in its entirety with the following:

“The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 11,000,000.”

2.	Except as modified herein, the Plan is hereby specifically ratified and affirmed.

CHENIERE ENERGY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2006

The undersigned hereby appoints Zurab S. Kobiashvili and Don A. Turkleson, and each of them, either one of whom may act without joinder of the other, with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Cheniere Energy, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held in the Crystal Ballroom at the Post Rice Lofts, 909 Texas Avenue, Houston, Texas on Tuesday, May 23, 2006 at 9:00 a.m., Houston, Texas time, and at any adjournment thereof.

(To be Voted and Signed on Reverse Side)

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders

CHENIERE ENERGY, INC.

May 23, 2006

Please Detach and Mail in the Envelope Provided

A  Please mark your votes.

1.	ELECTION OF DIRECTORS	NOMINEES:	Nuno Brandolini and Paul J. Hoenmans

FOR election (except as indicated below)	WITHHOLD authority to vote for all nominees listed at right

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name on the line below.
_________________________________________________________________________________________________

2.	Approval of an amendment to the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan to increase the number of shares authorized thereunder from 8,000,000 shares to 11,000,000 shares.	FOR	AGAINST	ABSTAIN

3.	Ratification of the appointment of UHY Mann Frankfort Stein & Lipp CPAs, LLP as independent accountants for the fiscal year ending December 31, 2006.	FOR	AGAINST	ABSTAIN

4.	In their discretion, upon such other matters (including procedural and other matters relating to the conduct of the meeting) which may properly come before the meeting and any adjournment thereof.	FOR	AGAINST	ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR EACH OF THE PROPOSALS IDENTIFIED IN ITEMS 2, 3 AND 4.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

Signature(s) of Stockholder: __________________________________________ Dated this day of , 2006.

Note:	Please sign exactly as your name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please give your full title. All joint owners should sign.